Filed Pursuant to Rule 424(b)(5)

Registration No. 333-214259

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.125% Convertible Senior Notes due 2023	$125,000,000	$15,562.50
Common stock, no par value	— (2)(3)	— (2)

(1)	Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	There are also being registered hereby an indeterminate number of common shares into which the 4.125% Convertible Senior Notes due 2023 may be converted. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is payable where convertible securities and the securities into which conversion is offered are registered at the same time and no additional consideration is to be received in connection with the exercise of the conversion privilege.
(3)	Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

Prospectus supplement

(To prospectus dated October 26, 2016)

$125,000,000

4.125% Convertible Senior Notes due 2023

NOTES

•	We are offering $125,000,000 aggregate principal amount of our 4.125% convertible senior notes due 2023 (the “notes”).

•

We will pay 4.125% interest per annum on the principal amount of the notes semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. Interest will accrue on the notes from, and including, March 20, 2018 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date of the notes, as the case may be.

•	The notes will mature on September 15, 2023, unless earlier converted, redeemed or repurchased by us.

CONVERSION

•	Holders may convert their notes at their option prior to March 15, 2023 only under the following circumstances:

•

during any calendar quarter after the calendar quarter ending June 30, 2018, if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on each applicable trading day;

•

during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption and the redemption has not yet occurred; and

•	if we make certain distributions on shares of our common stock or engage in certain corporate transactions.

•	The notes will be convertible irrespective of the foregoing circumstances from, and including, March 15, 2023 to, and including, the business day immediately preceding the maturity date of the notes.

•

The initial conversion rate, subject to adjustment, will be 105.6133 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $9.47 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes — Conversion Rights.”

•

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes — Conversion Rights.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes — Conversion Rights.”

•

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

OPTIONAL REDEMPTION AND REPURCHASE

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Prior to March 15, 2021, the notes will not be redeemable. On or after March 15, 2021, we may, at our option, redeem some or all of the notes, if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium, in each case as described under “Description of Notes — Optional Redemption.”

•

Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, following a fundamental change, as further described under “Description of Notes — Holders May Require Us to Repurchase their Notes Upon A Fundamental Change.”

RANKING

•

The notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness or other obligations and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of December 31, 2017, we had approximately $495.63 million of consolidated indebtedness outstanding, net of unamortized discounts and issuance costs, of which $264.21 million was secured indebtedness of Helix Energy Solutions Group, Inc. and $231.42 million of which was indebtedness of our subsidiaries. Our subsidiaries have guaranteed certain loans and other obligations under our credit agreement as more fully described under “Description of Other Indebtedness—Credit Agreement.”

LISTING

•	The offer and sale of the notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”). We do not intend to apply for a listing of the notes on any stock exchange.

•

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HLX.” On March 13, 2018, the closing sale price of our common stock on the NYSE was $6.53 per share of our common stock.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 1 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price of the notes	$1,000.00	$125,000,000
Underwriting discounts and commissions in connection with the notes offering(1)	$22.50	$2,812,500
Proceeds, before expenses, to us	$977.50	$122,187,500

(1)	See “Underwriting (Conflicts of Interest)” beginning on page S-72 of this prospectus supplement for additional information regarding underwriting compensation.

We expect that the notes will be ready for delivery in book-entry-only form through The Depository Trust Company on March 20, 2018.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch

Lead Managers

Citigroup	Credit Suisse	Raymond James

Co-Managers

ING	Regions Securities LLC	BBVA	HSBC
Capital One Securities		Johnson Rice & Company L.L.C.

March 13, 2018

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. You should

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assume that the information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus or the information we have incorporated by reference. Our financial condition, results of operations and business prospects may have changed since those dates.

We expect to deliver the notes against payment for the notes on March 20, 2018, which is the fifth business day after the date of this prospectus supplement. Currently, trades in the secondary market for convertible notes ordinarily settle two business days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the second business day preceding the settlement date for this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

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FORWARD LOOKING STATEMENTS

This prospectus supplement contains various statements that contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “budget,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•	statements regarding projections of revenues, gross margins, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts and rates thereunder;

•	statements regarding our ability to enter into and/or perform commercial contracts, including the scope, timing and outcome of those contracts;

•

statements regarding the acquisition, construction, upgrades or maintenance of vessels or equipment and any anticipated costs or downtime related thereto, including the construction of our Q7000 vessel;

•	statements regarding any financing transactions or arrangements, or our ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local markets in which we do business;

•	statements regarding our ability to retain our senior management and other key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement;

•	statements regarding any future settlement upon the conversion of notes; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

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•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•	the ability to effectively bid and perform our contracts;

•	the impact of the imposition by our customers of rate reductions, fines and penalties with respect to our operating assets;

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	unexpected delays in the delivery or chartering or customer acceptance, and terms of acceptance, of new assets for our well intervention and robotics fleet;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments, such as the recently enacted U.S. Tax Cuts and Jobs Act;

•	the impact of the vote in the U.K. to exit the European Union, known as Brexit, on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the impact of foreign currency fluctuations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees;

•	the impact of general, market, industry or business conditions;

•	the availability of cash to us; and

•	the future prices of our securities.

Our actual results could also differ materially from those anticipated in any forward-looking statements as a result of a variety of other factors, including those discussed in “Risk Factors” and in other sections of this prospectus supplement and those discussed under “Risk Factors” in the accompanying prospectus and elsewhere in the documents that we incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017, and in our other reports filed with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). Our Central Index Key, or CIK, on the SEC Website is 866829.

We make available, free of charge, through our investor relations website, our proxy statements, annual reports, quarterly reports, current reports, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.helixesg.com and the address for the investor relations page of our website is http://phx.corporate-ir.net/phoenix.zhtml?c=94139&p=irol-irhome (neither of which is intended to be an active hyper link in this prospectus supplement). The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement of the information contained at that site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to the documents containing such information. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference herein will be deemed to be modified and superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or a document subsequently filed with the SEC that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the prospectus. You should not assume that the information in this prospectus supplement is current as of any date other than the date on the front page of this prospectus supplement. Therefore, before you decide to invest in the notes, you should always check for documents we may have filed with the SEC after the filing of this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus, the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offer and sale of notes under this prospectus supplement and the accompanying prospectus is complete or is otherwise terminated, in each case other than information “furnished” to the SEC and which is not deemed filed under the Exchange Act, unless we specifically provide that such “furnished” information is to be incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

•

the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2017, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2016; and

•

the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North

Suite 400

Houston, Texas 77043

(281) 618-0400

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes offered hereby. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus carefully, including the “Risk Factors” section of this prospectus supplement beginning on page S-8, as well as our financial statements and the notes thereto, which are incorporated by reference herein, before making an investment decision. References in this prospectus supplement to “Helix,” the “Company,” “we,” “us” and “our” refer to Helix Energy Solutions Group, Inc. and its subsidiaries, unless the context otherwise requires.

Overview

We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and in 2017 expanded our operations into Brazil with the commencement of operations of the Siem Helix 1 and the Siem Helix 2 vessels for Petróleo Brasileiro S.A. (“Petrobras”). We seek to provide services and methodologies that we believe are critical to maximizing production economics. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Our Well Intervention segment includes our vessels and equipment used to perform well intervention services primarily in the U.S. Gulf of Mexico, North Sea and Brazil. Our Well Intervention segment also includes intervention riser systems, some of which we rent out on a stand-alone basis, and subsea intervention lubricators. Our well intervention vessels include the Q4000, the Q5000, the Seawell, the Well Enhancer, and two chartered newbuild monohull vessels, the Siem Helix 1 and the Siem Helix 2. We also have a semi-submersible well intervention vessel under construction, the Q7000. The Siem Helix 1 commenced well intervention operations for Petrobras offshore Brazil in April 2017, and the Siem Helix 2 commenced operations for Petrobras in December 2017. We returned the Skandi Constructor to its owner in March 2017 upon the expiration of the vessel charter.

Our Robotics segment includes remotely operated vehicles, trenchers and ROVDrills designed to complement offshore construction and well intervention services, and currently operates three ROV support vessels under long-term charter, including the Grand Canyon III that went into service for us in May 2017. We also utilize spot vessels as needed.

Our Production Facilities segment includes the Helix Producer I (the “HP I”), a ship-shaped dynamically positioned floating production vessel, and the Helix Fast Response System (the “HFRS”), which provides certain operators access to our Q4000 and HP I vessels in the event of a well control incident in the Gulf of Mexico. The HP I has been under contract to the Phoenix field operator since February 2013, currently under a fixed fee agreement through at least June 1, 2023. We are party to an agreement providing various operators with access to the HFRS for well control purposes, which agreement was amended effective February 1, 2017 to extend the term of the agreement by one year to March 31, 2019 and to reduce the retainer fee. The Production Facilities segment also includes our ownership interest in Independence Hub, LLC.

Recent Developments

On February 14, 2018, we notified holders of our outstanding 3.25% Convertible Senior Notes due 2032 (the “2032 Notes”) that they have the option, pursuant to the terms of the indenture governing the

2032 Notes, to require the Company to purchase all or a portion of such holder’s 2032 Notes at a cash price of $1,000 in cash per $1,000 principal amount of the 2032 Notes plus accrued and unpaid interest up to, but excluding, March 15, 2018 (the “Repurchase Offer”). The Repurchase Offer is being made on the terms and subject to the conditions set forth in the Company Notice, dated February 14, 2018, included as an exhibit to our Tender Offer Statement on Schedule TO filed with the SEC on February 14, 2018. The Repurchase Offer expires at 5:00 p.m., New York City time, on March 15, 2018. As of March 9, 2018, the aggregate principal amount outstanding of the 2032 Notes was $60.115 million.

We intend to use a portion of the net proceeds from this offering to fund the repurchase of the 2032 Notes pursuant to the Repurchase Offer. However, holders of the 2032 Notes are not obligated to tender their 2032 Notes to us pursuant to the Repurchase Offer. Accordingly, we cannot assure you that any or all of the 2032 Notes will be purchased in the Repurchase Offer. To the extent that any of the 2032 Notes are not purchased in the Repurchase Offer, we may use a portion of the net proceeds from this offering to repurchase or redeem the remaining 2032 Notes. This prospectus supplement does not constitute an offer to purchase or the solicitation of an offer to sell the 2032 Notes nor does this prospectus supplement constitute a notice of redemption.

This offering is not conditioned on the consummation of the Repurchase Offer, and the Repurchase Offer is not conditioned on the consummation of this offering.

Corporate information

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043; our phone number is 281-618-0400. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “HLX.” We maintain a website at http://www.HelixESG.com, however, the information on our website is not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement when making a decision whether to invest in the notes.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Helix Energy Solutions Group, Inc. and not to its subsidiaries.

Issuer	Helix Energy Solutions Group, Inc., a Minnesota corporation.

Securities	$125,000,000 aggregate principal amount of 4.125% Convertible Senior Notes due 2023.

Maturity	September 15, 2023, unless earlier redeemed, repurchased or converted.

Issue Price	100% plus accrued interest, if any, from March 20, 2018.

Interest Payment Dates	We will pay 4.125% interest per annum on the principal amount of the notes, payable semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2018, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from, and including, March 20, 2018 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be.

Ranking	The notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness or other obligations and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of December 31, 2017, we had approximately $495.63 million of consolidated indebtedness outstanding, net of unamortized discounts and issuance costs, of which $264.21 million was secured indebtedness of Helix Energy Solutions Group, Inc. and $231.42 million of which was indebtedness of our subsidiaries. Certain of our subsidiaries have guaranteed certain loans under our Credit Agreement (as defined herein) as more fully described under “Description of Other Indebtedness — Credit Agreement”

Conversion Rights	Holders may convert their notes at their option prior to March 15, 2023 only under the following circumstances:

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during any calendar quarter after the calendar quarter ending June 30, 2018, if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on each applicable trading day;

•

during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption, then prior to the close of business on the second business day immediately prior to the redemption date; and

•

if we make certain distributions on shares of our common stock or engage in certain corporate transactions, as described under “Description of Notes — Conditions for Conversion — Conversion upon the Occurrence of Certain Corporate Transactions.”

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, March 15, 2023 to, and including, the business day immediately preceding the maturity date.

The initial conversion rate, subject to adjustment, will be 105.6133 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $9.47 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes — Conversion Rights” and “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes — Settlement Upon Conversion.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes — Conversion Rights.”

Once we have called the notes for redemption, you may surrender your notes for conversion prior to the close of business on the second business day immediately preceding the redemption date. If a holder has already delivered a repurchase election with respect to a note as described under “Description of Notes — Holders May Require Us to Repurchase their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Sinking Fund	None.

Optional Redemption	Prior to March 15, 2021, the notes will not be redeemable. On or after March 15, 2021, we may, at our option, redeem some or all of the notes, if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium. See “Description of Notes — Optional Redemption.”

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change	Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, following a fundamental change as further described in this prospectus supplement, see “Description of Notes — Holders May Require Us to Repurchase their Notes Upon A Fundamental Change.”

Events of Default	If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of Notes — Events of Default.”

Reopening	We may, from time to time, without notice to or the consent of the holders, reopen the indenture under which the notes will be issued and issue additional notes in an unlimited aggregate principal amount with the same terms (subject to certain exceptions) as the notes offered hereby, in an unlimited aggregate principal amount, provided if the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, then they must be issued with a different CUSIP number. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of the notes and our common stock into which the notes may be convertible, please see “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We estimate that our net proceeds from the sale of the notes will be approximately $121.2 million after deducting the underwriting fees and all estimated offering expenses that are payable by us.

We intend to use the net proceeds from the sale of the notes to repurchase the outstanding $60.115 million principal amount of the 2032 Notes in the Repurchase Offer and to repay borrowings under our outstanding Term Loan (as defined herein). To the extent that any of the 2032 Notes are not purchased in the Repurchase Offer, we may use a portion of the net proceeds from this offering to repurchase or redeem the remaining 2032 Notes.

Conflicts of Interest	Because affiliates of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Financial Markets LLC and Regions Securities LLC are lenders under our Term Loan and each will receive 5% or more of the net proceeds from this offering due to the repayment of borrowings under our Term Loan, each of these underwriters is deemed to have a conflict of interest within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Raymond James & Associates, Inc. has agreed to act as a qualified independent underwriter for this offering. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

DTC Eligibility	The notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of Notes — Book-Entry Delivery and Form.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Trading Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “HLX.”

Risk Factors	Investment in the notes and the shares of common stock underlying the notes involves risk. You should carefully consider the information contained in “Risk Factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the notes.

For a more complete description of the terms of the notes, see the section entitled “Description of Notes” in this prospectus supplement.

RISK FACTORS

Investing in the notes involves risks. Prior to making a decision whether to invest in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors as well as those incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2017 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our other filings we may make from time to time with the SEC.

Risks Related to the Notes and the Underlying Shares of Common Stock

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and are structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness and other secured obligations (to the extent of the value of the assets securing such indebtedness and other obligations, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. Our obligations under our Credit Agreement are guaranteed by all of our domestic subsidiaries (except Cal Dive I-Title XI, Inc.) and Canyon Offshore Limited, a wholly owned Scottish subsidiary, and are secured by (i) most of our assets, (ii) the shares of our domestic subsidiaries (other than Cal Dive I — Title XI, Inc.) and Canyon Offshore Limited, and (iii) most of the assets of our domestic subsidiaries (other than Cal Dive I — Title XI, Inc.) and Canyon Offshore Limited. In addition, these obligations are secured by pledges of up to 66% of the shares of certain foreign subsidiaries. See “Description of Other Indebtedness — Credit Agreement.” As of December 31, 2017, we had approximately $495.63 million of consolidated indebtedness outstanding, net of unamortized discounts and issuance costs, of which $264.21 million was secured indebtedness of Helix Energy Solutions Group, Inc. and $231.42 million of which was indebtedness of our subsidiaries.

In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See “Description of Notes — Ranking.”

None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

Future issuances of shares of common stock and investor hedging activities in connection with the notes offering may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the notes or to our employees and directors under our long term incentive plans, will dilute the interests of our existing shareholders, including holders who have received shares of our common stock upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes or any common stock that holders receive upon conversion of the notes.

The share price of our common stock has been, and will likely continue to be, volatile.

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	additions or departures of key personnel;

•	the realization of any of the risk factors presented in this prospectus supplement; and

•	future sales of common stock.

Furthermore, from time to time, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation, and we have been a defendant to a securities class action claim in the past. Any future securities litigation against us could result in substantial costs and divert our management’s attention.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under “Description of Notes—Adjustments to the Conversion Rate,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of share dividends on our common stock;

•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;

•	cash dividends;

•	certain distributions of capital stock, indebtedness or assets; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the shares of common stock underlying your notes may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur. Also, we will not increase the conversion rate to an amount that exceeds 153.1393 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences.

Our election to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) as described under “Description of Notes — Conversion Rights,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

We will generally deliver the consideration due upon conversion of the notes as soon as practicable, but in no event later than two business days after (1) the last trading day in the observation period (in the case of cash settlement or combination settlement) or (2) the conversion date (in the case of physical settlement). In addition, in the case of cash settlement or combination settlement, because the consideration due upon conversion is based on the trading prices of our common stock during the observation period, any decrease in the price of our common stock after you surrender your notes for conversion may significantly decrease the value of the consideration you receive upon conversion. In addition, if the trading price of our common stock at the end of such period is below the average of the volume-weighted average price of our common stock during such period, the value of any shares of common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares of common stock you will receive.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

Generally accepted accounting principles in the United States (“GAAP”) require that an entity separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect on the accounting for the notes is that the equity component would be included in the common stock section of shareholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because GAAP requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option value of your notes as a result of that make-whole fundamental change.

If a make-whole fundamental change occurs prior to the maturity date, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified timeframe. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the applicable price, as described in this prospectus supplement. See “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Although the increase in the conversion rate is designed to compensate you for the lost option value of your notes as a result of the make-whole fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $65.00 per share of common stock or less than $6.53 per share of common stock (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above could also be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount that exceeds 153.1393 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Our level of indebtedness may affect our ability to satisfy our obligations under the notes.

As adjusted to include the sale of the notes we are offering hereby and giving effect to the use of proceeds described herein, the principal amount of our total consolidated long-term debt as of December 31, 2017 would have been approximately $524.1 million. The indenture for the notes will not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our obligations under the notes;

•

a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to future downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes — Conditions for Conversion.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (excluding cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal amount of the notes as a current, rather than long-term, liability, which would result in a material reduction of our net working capital.

We may not have the ability to raise the funds to pay interest on the notes, to repurchase the notes upon a fundamental change, or to pay cash due upon conversion.

The notes bear interest semi-annually at a rate of 4.125% per year. If a fundamental change occurs, holders may require us to repurchase, for cash, all or any portion of their notes at 100% of their principal amount plus accrued and unpaid interest. In addition, upon conversion of the notes, unless we have elected to satisfy our conversion obligation by delivering solely shares of our common stock (excluding cash in lieu of any fractional share), we will be required to pay cash in respect of all or a portion of our conversion obligation. We may not have sufficient funds to pay the interest, repurchase price or cash in respect of our conversion obligation when due. If we fail to pay interest on the notes, repurchase the notes or pay any cash payment due upon conversion when required, we will be in default under the indenture governing the notes. See “Description of Notes — Interest Payments,” “Description of Notes — Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” and “Description of Notes — Events of Default.”

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding March 15, 2023, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes until March 15, 2023 or thereafter.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a “fundamental change” that permits holders to require us to repurchase their notes or a “make-whole fundamental change” that permits holders to convert their notes at a potentially increased conversion rate. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

The occurrence of certain “make-whole fundamental changes” or any “fundamental change” will also result in redemption of some of our existing debt arrangements.

The occurrence of certain “make-whole fundamental changes” as described under “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” or the occurrence of any “fundamental change” as described under “Description of Notes — Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” pursuant to the terms of the notes will require us to redeem our then outstanding 2032 Notes and 4.25% Convertible Senior Notes due 2022 (the “2022 Notes”).

You may find it difficult to sell your notes.

Although the underwriters have indicated that they intend to make a market in the notes, they are not obligated to do so, and any of their market making activities may be terminated or limited at any time. In addition, although we have registered the offer and sale of the notes under the Securities Act, there can be no assurance as to the liquidity of markets for the notes, the ability of noteholders to sell their notes or the prices at which notes could be sold. The notes may trade at prices that are lower than their initial purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects. An active market for the notes may not exist or develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds from this offering to repurchase the outstanding $60.115 million principal amount of the 2032 Notes in the Repurchase Offer and to repay borrowings under our outstanding Term Loan. To the extent that any of the 2032 Notes are not purchased in the Repurchase Offer, we may use a portion of the net proceeds from this offering to repurchase or redeem the remaining 2032 Notes. However, we will retain discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

Certain provisions in the indenture for the notes and our articles of incorporation and bylaws could discourage potential acquisition proposals and could deter or prevent a change in control.

If a “fundamental change” occurs, holders of the notes will have the right, at their option, to require us to repurchase all or any portion of their notes. In the event of a “make-whole fundamental change,” we may be required to increase the conversion rate applicable to notes surrendered for conversion in connection with such make-whole fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. Our existing convertible note indentures have similar provisions and under our Term Loan, a change of control (as defined therein) is an event of default.

Our articles of incorporation give our board of directors the authority, without any action by our shareholders, to fix the rights and preferences on up to 5,000,000 shares of undesignated preferred stock, including dividend, liquidation and voting rights. In addition, our by-laws divide our board of directors into three classes and our directors may only be removed by a supermajority vote. We are also subject to certain anti-takeover provisions of the Minnesota Business Corporation Act. We also have employment arrangements with all of our executive officers that could require cash payments in the event of a “change of control.”

Any or all of the provisions or factors described above may discourage a takeover proposal or tender offer not approved by management and our board of directors, even if our shareholders may otherwise view the proposal or tender offer as favorable.

An adverse rating of the notes may cause their trading price to fall.

We do not intend to rate the notes, but if a rating agency rates the notes, it may assign a rating that is lower than the ratings expected by investors. Ratings agencies also may lower any rating on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will employ or seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock may decline, which could reduce the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. If investors and potential purchasers seeking to employ a convertible note arbitrage strategy are unable to borrow or enter into equity swaps on our common stock on commercially reasonable terms, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not, as such, be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only if you convert your notes and become a record owner of common stock on the conversion date (in the case of physical settlement) or the last trading day of the applicable observation period (in the case of combination settlement), and only to the extent that we are obligated to deliver to you shares of common stock in respect of our conversion obligation. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. In addition, because the notes may be settled by delivery of solely cash, you may not receive any shares upon conversion.

We have never declared or paid cash dividends on our common stock, and we do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain our earnings, if any, for the future operation and growth of our business. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their notes and receive shares of our common stock will not realize a return on their investment unless the trading price of our common stock appreciates, which we cannot assure.

You may have to pay U.S. federal income tax if we make or fail to make certain adjustments to the conversion rate of the notes in certain circumstances, even if you do not receive any corresponding cash distribution.

The conversion rate of the notes will be adjusted in certain circumstances, as described under “Description of Notes — Adjustments to the Conversion Rate.” Adjustments (or failures to make adjustments) that are considered to have the effect of increasing the proportionate interest of a holder of a note in our assets or earnings and profits may in some circumstances result in a deemed distribution to the holder for U.S. federal income tax purposes, even though the holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a holder generally will be deemed to have received a distribution even if the holder does not receive any cash or property as a result of such adjustment. Any deemed distributions will be taxed in the same manner as an actual distribution, but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by certain non-corporate holders or the dividends-received deduction. With respect to a non-U.S. holder (as defined below in “Material U.S. Federal Income Tax Considerations”), such deemed distribution, to the extent treated as a dividend, generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty as to which a non-U.S. holder has appropriately claimed the benefit). Such withholding tax (or any applicable backup withholding with respect to a deemed distribution) may be withheld from payments of interest and payments of cash or common stock upon conversion, repurchase or maturity of the notes or sales proceeds received by a holder, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those amounts may be set off against such payments of cash or common stock received by, or other funds or assets of, such holder. See “Material U.S. Federal Income Tax Considerations.”

Conversion of notes into cash or a combination of both cash and our common stock will require certain holders to recognize taxable gains for U.S. federal income tax purposes.

Upon the conversion of a note into cash or a combination of both cash and our common stock, certain holders will generally be required to recognize gain on the conversion for U.S. federal income tax purposes. Prospective investors should carefully review the information regarding tax considerations relevant to an investment in the notes set forth under “Material U.S. Federal Income Tax Considerations” and are also urged to consult their own tax advisors prior to investing in the notes.

You may be subject to tax upon a change in conversion consideration or subsequent conversion even though you do not receive a corresponding cash distribution.

In certain circumstances, the conversion consideration may be changed, and depending on the circumstances at the time of such an event, such a change may result in a taxable event for U.S. federal income tax purposes. In addition, a subsequent conversion for the new conversion consideration may be a taxable event regardless of the chosen settlement method. See “Material U.S. Federal Income Tax Considerations.”

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book-Entry Delivery and Form.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the notes will be approximately $121.2 million after deducting the underwriting fees and all estimated offering expenses that are payable by us. We intend to use the net proceeds from the sale of the notes to repurchase the outstanding $60.115 million principal amount of the 2032 Notes in the Repurchase Offer and to repay borrowings under our outstanding Term Loan. To the extent that any of the 2032 Notes are not purchased in the Repurchase Offer, we may use a portion of the net proceeds from this offering to repurchase or redeem the remaining 2032 Notes.

As of March 9, 2018, we had outstanding $60.115 million principal amount of 2032 Notes, and the 2032 Notes mature on March 15, 2032. Interest on the 2032 Notes accrues at a rate of 3.25% per year. For a description of our offer to repurchase the outstanding 2032 Notes in the Repurchase Offer, see “Summary — Recent Developments.”

As of March 9, 2018, we had $97.500 million of borrowings outstanding under our Term Loan, which bore interest of a weighted average interest rate of 5.90%. The Term Loan matures on June 30, 2020. Borrowings under the Term Loan currently bear interest at the LIBOR rate plus 4.25%. Within the past year, we have used borrowings under our Term Loan to repay a portion of the indebtedness under our then-outstanding term loan. Because affiliates of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Financial Markets LLC and Regions Securities LLC are lenders under our Term Loan and each will receive 5% or more of the net proceeds from this offering due to the repayment of borrowings under our Term Loan, each of these underwriters is deemed to have a conflict of interest within the meaning of the FINRA Rule 5121. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Raymond James & Associates, Inc. has agreed to act as a qualified independent underwriter for this offering. For more information, see “Underwriting (Conflicts of Interest).”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,
	2017		2016		2015		2014	2013
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	6.0x	3.4x

(1)	In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount and an estimate of the interest within rental expense.

(2)	For the years ended December 31, 2017, 2016 and 2015, the Company’s ratio coverage was less than 1:1. Further, for the years ended December 31, 2016 and 2015, the Company recorded losses. The Company would have needed to generate additional earnings of $34.9 million in 2017, $102.3 million in 2016 and $357.9 million in 2015 to achieve coverage of 1:1 in each of those respective years.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NYSE under the symbol “HLX.” The following table sets forth, for the periods indicated, the high and low reported intraday sale prices of our common stock as reported on the NYSE:

	High Intra- Day Price	Low Intra- Day Price
2015
First Quarter	$21.99	$13.06
Second Quarter	$17.73	$12.45
Third Quarter	$13.00	$4.57
Fourth Quarter	$7.75	$4.51
2016
First Quarter	$6.09	$2.60
Second Quarter	$9.07	$4.87
Third Quarter	$8.69	$6.48
Fourth Quarter	$11.87	$8.05
2017
First Quarter	$9.82	$6.87
Second Quarter	$8.11	$4.82
Third Quarter	$7.78	$5.07
Fourth Quarter	$8.09	$6.20
2018
First Quarter (through March 13, 2018)	$8.70	$5.83

On March 13, 2018, the last reported closing sale price of our common stock on the NYSE was $6.53 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and growth of our business. In addition, our financing arrangements prohibit the payment of cash dividends on our common stock.

CAPITALIZATION

The following table shows:

•	our actual capitalization as of December 31, 2017; and

•

our capitalization as of December 31, 2017 as adjusted to give effect to the issuance and sale of $125,000,000 aggregate principal amount of notes in this offering, and after deducting underwriting discounts and commissions, and the application of the net proceeds therefrom, as described under “Use of Proceeds.”

You should read this table in conjunction with, and this table is qualified in its entirety by reference to, the information contained in “Use of Proceeds” on page S-17 of this prospectus supplement, as well as our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018 and our other reports filed with the SEC that are incorporated by reference herein.

	December 31, 2017
	Actual	As Adjusted(1)
	(in thousands, except footnotes)
Cash and Cash Equivalents	$266,592	$266,592

Long-Term Debt
Term Loan	$95,842	$35,796
3.25% Convertible Senior Notes Due 2032(2)	59,539	—
4.25% Convertible Senior Notes Due 2022(2)	108,829	108,829
4.125% Convertible Senior Notes Due 2023(4)	—	125,000
MARAD Debt(3)	72,487	72,487
Nordea Q5000 Loan(3)	158,930	158,930
Total Long-Term Debt	$495,627	$501,042

Shareholders’ Equity
Common stock, no par, 240,000 shares authorized, 147,820 shares issued	$1,284,274	$1,284,274
Retained earnings	352,906	351,291
Accumulated other comprehensive loss	(69,787)	(69,787)

Total Shareholders’ Equity	$1,567,393	$1,565,778
Total Capitalization	$2,063,020	$2,066,820

(1)	The amounts shown in the table above assume that all of the 2032 Notes are validly tendered and not validly withdrawn in the Repurchase Offer.

(2)	The actual amounts shown in the table above for our 2022 Notes and our 2032 Notes represent their carrying values, net of deferred issuance costs and net of discounts associated with the equity components. As described in footnote (4) below, applicable accounting standards require the debt and equity components of these notes to be separately accounted for in our financial statements, with the equity components included under “Shareholders’ Equity.” As of December 31, 2017, the amounts reported under “Shareholders’ Equity” for the 2022 Notes and the 2032 Notes were $10.71 million and $22.47 million, respectively, reflected above under “common stock.”

(3)	The actual amounts shown in the table above for our MARAD Debt (as defined herein) and our Nordea Q5000 Loan (as defined herein) represent their carrying values, net of debt issuance costs of $4.51 million and $1.78 million, respectively.

(4)	The actual amounts shown in the table above for the notes we are offering represent their principal amount. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. The initial carrying amount of the debt component of the notes will be reflected as a liability, net of allocated debt issuance costs, on our balance sheet, measured as the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt). The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes, which will be recognized as an increase to common stock, net of tax and allocated issuance costs, in the stockholders’ equity section of our balance sheet and as a debt discount on the notes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

DESCRIPTION OF NOTES

We will issue the notes pursuant to an indenture dated as of November 1, 2016 (the “Base Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented by a second supplemental indenture, to be entered into on or about the date the notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between us and the trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of the terms of the notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the Indenture. You should read carefully the section entitled “Description of Our Debt Securities” in the accompanying prospectus for a description of other material terms of the notes and the Indenture.

You may request a copy of the Indenture (when executed) from us as described under “Where You Can Find More Information.”

For purposes of this summary, the terms “Helix,” “Company,” “we,” “us” and “our” refer only to Helix Energy Solutions Group, Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

We are offering $125.0 million aggregate principal amount of our convertible senior notes due 2023 (the “notes”). The notes bear interest at a rate of 4.125% per annum payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018, to holders of record at the close of business on the preceding March 1 and September 1, respectively, except as described below.

The notes we are offering:

•	will be issued in denominations of integral multiples of $1,000 principal amount;

•	will be our general unsecured indebtedness and will be equal in right of payment to our other senior unsecured indebtedness as described under “— Ranking”;

•

will be redeemable by us under certain circumstances, at our option, at a price equal to 100% of the principal amount, plus accrued and unpaid interest and the make-whole premium, at any time on or after March 15, 2021, as described below under “— Optional Redemption”;

•

will be convertible under certain circumstances and during specified time periods into shares of our common stock, cash, or a combination of cash and shares of our common stock, at our election, as described below under “— Conversion Rights,” based on an initial conversion rate of 105.6133 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $9.47 per share of common stock), subject to adjustment; and

•

will be subject to repurchase by us at the option of the holder upon a fundamental change, as described under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes mature on September 15, 2023, unless earlier converted, redeemed or repurchased.

All cash payments on the notes will be made in U.S. dollars.

We will issue the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form. We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of the notes, then we will mail a check to that holder’s registered address.

We may, from time to time, without notice to or the consent of the holders, reopen the Indenture under which the notes will be issued and issue additional notes in an unlimited aggregate principal amount with the same terms (subject to certain exceptions) as the notes offered hereby, in an unlimited aggregate principal amount, provided if the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, then they must be issued with a different CUSIP number. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes.

You may convert certificated notes at the office of the conversion agent, present certificated notes for registration of transfer at the office of the registrar for the notes and present certificated notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The Indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or issue or repurchase our securities. In addition, the Indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “— Conversion Rights — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” and “— Consolidation, Merger and Sale of Assets.”

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all our other unsecured senior indebtedness. However, the notes will be effectively subordinated to any of our existing and future secured indebtedness and other obligations to the extent of the value of the assets securing the indebtedness or other obligations. Our obligations under our credit agreement are guaranteed by our domestic subsidiaries (except Cal Dive I-Title XI, Inc.), and Canyon Offshore Limited, a wholly owned Scottish subsidiary, and are secured by (i) most of our assets, (ii) the shares of our domestic subsidiaries (other than Cal Dive I-Title XI, Inc.) and Canyon Offshore Limited and (iii) most of the assets of our domestic subsidiaries (other than Cal Dive I-Title XI, Inc.) and Canyon Offshore Limited. In addition, we have pledged up to 66% of the shares of certain foreign subsidiaries to the lenders as additional security. See “Description of Other Indebtedness — Credit Agreement.” The notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary that is senior to that held by us.

As of December 31, 2017, we had approximately $495.63 million of consolidated indebtedness outstanding, of which $264.21 million was secured indebtedness of Helix Energy Solutions Group, Inc. and $231.42 million of which was indebtedness of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances or other payments to us by our subsidiaries may be subject to statutory, regulatory, contractual or other restrictions, will depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

The Indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of 4.125% per annum, payable semi-annually in arrears on each March 15 and September 15 of each year, beginning on September 15, 2018. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding March 1 and September 1 (each, a “record date”), respectively. Interest will accrue on the notes from, and including, March 20, 2018 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on such record date will, on such interest payment date, receive the full amount of the accrued and unpaid interest payable on such notes on such interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date (whether or not the holder of record as of the close of business on such record date) must pay to the conversion agent, upon surrender, an amount equal to the full amount of accrued and unpaid interest payable on the corresponding interest payment date on the note so converted; provided that no such interest payment need be made to us:

•	if the note is surrendered for conversion after the close of business on September 1, 2023, the record date immediately preceding the maturity date;

•

if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the business day immediately after the next interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Conversion Rights

If the conditions for conversion of the notes described under “— Conditions for Conversion” and “— Conversion Procedures” are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of $1,000 principal amount based on an initial conversion rate of 105.6133 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $9.47 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest, if any, on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest, if any. Instead, accrued interest, if any, will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest, if any, is deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.

We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price (as defined below) of our common stock on the conversion date (in the case of physical settlement) or the volume-weighted average price per share of our common stock on the last trading day of the relevant observation period (as defined below) (in the case of combination settlement).

In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “— Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the Indenture.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price.

“Closing sale price” on any date means, as determined by us, the per share price of the referenced security on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid prices per share and the average ask prices per share) on such date on the principal U.S. national or regional securities exchange on which shares of the referenced security are listed; or (ii) if shares of the referenced security are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord, in an arms-length transaction, for a share of the referenced security.

We may appoint any bid solicitation agent, and we may change such bid solicitation agent.

“Trading day” means, with respect to the referenced security, a day during which (i) trading in the referenced security generally occurs on the principal U.S. national or regional securities exchange on which the referenced security is then listed or, if the referenced security is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the referenced security is then traded, and (ii) a “market disruption event” (as defined below) has not occurred; provided, however, that if the referenced security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” will mean any business day.

“Market disruption event” means, with respect to a referenced security on any date such reference security is listed for trading or quotation on or by any exchange, bureau or other organization, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which such referenced security is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in such referenced security or in any options, contracts or futures contracts relating to such referenced security.

Conditions for Conversion

The notes will be convertible only during certain periods or in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to the trustee, the conversion agent and each holder, and we will publicly announce, through a reputable national newswire service, that the notes have become convertible, stating, among other things:

•	the event causing the notes to become convertible;

•	the time during which the notes will be convertible as a result of that event;

•	if that event is a transaction described under “— Conversion upon the Occurrence of Certain Corporate Transactions,” the effective date of the transaction; and

•	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will send the notice as soon as practicable, but in no event later than the open of business on the business day following the date the notes become convertible as a result of the event. Holders may surrender their notes for conversion only in the following circumstances:

Conversion Based on Price of Shares of Common Stock

Prior to March 15, 2023, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending June 30, 2018 (and only during such calendar quarter), if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the notes (the “conversion trigger price”) in effect on each applicable trading day.

Our board of directors (or a committee thereof) will make appropriate adjustments to the closing sale price of our common stock, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, during the 30 consecutive trading day period described above.

Conversion upon Satisfaction of the Trading Price Condition

Prior to March 15, 2023, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day. We refer to this condition as the “trading price condition.”

Solely for purposes of the trading price condition, the “conversion value” per $1,000 principal amount of notes on each trading day in the note measurement period is the product of the closing sale price of our common stock and the conversion rate of the notes in effect on that trading day.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder of at least $1.0 million aggregate principal amount of notes provides us with written notice that includes reasonable evidence that the trading price per $1,000 principal amount of the notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each succeeding trading day until the trading price condition is no longer satisfied.

The “trading price” of the notes on any date of determination (the “determination date”) means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, however, that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided, further, that if no bids are received for such determination date, then the trading price of the notes on any date of determination will be deemed to be less than 97% of the conversion value of the notes on such determination date.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the second business day immediately prior to the redemption date, unless we fail to pay the redemption price.

Conversion upon the Occurrence of Certain Corporate Transactions

If, prior to March 15, 2023, there occurs (1) a “fundamental change” (as described under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change”); a (2) “make-whole fundamental change” (as described under “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change”) or (3) a “common stock change event” (as described under “— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” other than, in the case of this clause (3), a transaction described in clause (1) under such caption that complies with our obligations described below under the caption “— Consolidation, Merger and Sale of Assets,” if applicable, and is not a fundamental change or make-whole fundamental change), in each case other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change, then a holder may surrender its notes for conversion at any time during the period that begins on, and includes, the effective date of the transaction and ends on, and includes, the 35th business day after the effective date of the transaction (or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date). We will notify holders and the trustee of any such transaction no later than the actual effective date of such transaction. In addition, if the transaction is a “fundamental change,” then the notes may also be surrendered for repurchase as described below under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change.” Holders that convert their notes in connection with a “make-whole fundamental change” may in some circumstances also be entitled to an increased conversion rate. See “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

In addition, if we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 days after the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date such distribution is announced; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities (excluding distributions solely pursuant to a transaction described in clause (1) under the caption “— Adjustments to the Conversion Rate”), which distribution has a per share value, as reasonably determined by our board of directors (or a committee thereof), exceeding 10% of the closing sale price of our common stock on the trading day preceding the date of announcement for such distribution, then we must notify holders of the action or event at least 45 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such distribution and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. However, we will not be required to provide such notice, and holders will not have the right to convert their notes pursuant to the provision described in the preceding sentence on account of a distribution, if each holder participates, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in such distribution without having to convert their notes as if such holder held a number of shares of common stock equal to the conversion rate in effect on the record date for such distribution multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Conversion on or after March 15, 2023

The notes may be surrendered for conversion at any time from, and including, March 15, 2023 to, and including, the business day immediately preceding September 15, 2023, regardless of the foregoing conditions.

Conversion Procedures

To convert its note into shares of our common stock, cash or a combination of cash and shares of our common stock, as the case may be, a holder of a certificated note must:

•	complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date; and

•	if required, pay all transfer or similar taxes.

If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. The date a holder complies with these requirements is the “conversion date” under the Indenture. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote, respond to tender offers and receive dividends and notices of shareholder meetings, until the close of business on the conversion date (in the case of physical settlement) or the close of business on the last VWAP trading day of the applicable observation period (in the case of combination settlement).

Settlement Elections

Upon conversion of the notes, in satisfaction of our conversion obligation, we will pay or deliver, as the case may be, to holders, at our election, (i) shares of our common stock, together with cash in lieu of any fractional share (which we refer to as “physical settlement”); (ii) cash (which we refer to as “cash settlement”); or (iii) a combination of cash and shares of our common stock, together with cash in lieu of any fractional share (which we refer to as “combination settlement”). As used in this prospectus supplement, “settlement method” means physical settlement, cash settlement or combination settlement, as applicable.

We will inform the holders through the trustee of the settlement method we choose to satisfy our obligation upon conversion (and the specified cash amount (as defined below), if applicable), as follows:

•

in respect of notes to be converted with a conversion date that is on or after the 45th scheduled trading day immediately preceding the maturity date for the notes, no later than the 45th scheduled trading day immediately preceding the maturity date; and

•	in all other cases, no later than the business day following the applicable conversion date;

provided, however, that if we call any notes for redemption, then (i) we will specify in the related redemption notice the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date; and (ii) if the related redemption date is on or after the 45th scheduled trading day immediately preceding the maturity date, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after the 45th scheduled trading day immediately preceding the maturity date. Except as provided in the preceding sentence, we must use the same settlement method for all conversions with a conversion date that occurs on the same day, but we will not be obligated to use the same settlement method for conversions with conversion dates that occur on different days.

If we fail to give any notice within the time periods described as to how we intend to settle, then we will be deemed to have elected the “default settlement method” (as defined below) to apply and such failure will not be deemed to be a default under the Indenture. If we elect “combination settlement” to apply but we fail to specify the specified cash amount, then the specified cash amount will be deemed to be $1,000 per $1,000 principal amount of notes.

The “default settlement method” means physical settlement (as defined below). We may, from time to time, change the default settlement method, to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the holders of the notes.

Upon surrender of your notes for conversion, we will deliver cash, shares of our common stock or a combination thereof as described below under “— Settlement Upon Conversion.”

Settlement Upon Conversion

Except as described below under the captions “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change — The Increase in the Conversion Rate,” “— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” and “— Adjustments to the Conversion Rate,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of such observation period; and (ii) if physical settlement applies, on or before the second business day immediately after such conversion date.

“Relevant exchange” means the NYSE or, if our common stock is not then listed on the NYSE, the principal U.S. national or regional securities exchange on which our common stock is listed for trading.

The amount of cash and number of shares of our common stock, as the case may be, due upon conversion will be as follows:

(1)	if we elect (or are deemed to have elected) physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares as described above);

(2)	if we elect (or are deemed to have elected) cash settlement, we will pay to the converting holder, for each $1,000 principal amount of notes to be converted, cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive VWAP trading days in the relevant observation period; and

(3)	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver to the converting holder, for each $1,000 principal amount of notes to be converted, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each of the 40 consecutive VWAP trading days in the relevant observation period (provided that we will deliver cash in lieu of fractional shares as described above).

The “daily settlement amount” per $1,000 principal amount of notes to be converted will consist of the following for each of the 40 consecutive VWAP trading days in the relevant observation period:

•

cash equal to the lesser of (i) the applicable specified cash amount per $1,000 principal amount, divided by 40 (such quotient being referred to as the “daily measurement value”); and (ii) the daily conversion value for such VWAP trading day; and

•

to the extent such daily conversion value exceeds such daily measurement value, a number of shares of our common stock equal to (i) the difference between such daily conversion value and such daily measurement value, divided by (ii) the volume-weighted average price of our common stock on such VWAP trading day.

“Specified cash amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

The “daily conversion value” means, for each of the 40 consecutive VWAP trading days in the observation period, one-40th of the product of (i) the conversion rate in effect on such VWAP trading day and (ii) the volume-weighted average price of our common stock on such VWAP trading day.

The “volume-weighted average price” of our common stock on any VWAP trading day means such price per share of our common stock as displayed on Bloomberg (or any successor service) page “HLX <equity> AQR” in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day; or, if such price is not available, the volume-weighted average price means the market value per share of our common stock on such day as determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm retained for this purpose by us.

The “observation period” means:

•

subject to the immediately following bullet, with respect to any conversion date occurring on or after the 45th scheduled trading day immediately preceding the maturity date, the 40 consecutive VWAP trading day period beginning on, and including, the 42nd scheduled trading day immediately before the maturity date;

•

with respect to any conversion date for a note occurring on or after the date we have sent a redemption notice calling such note for redemption and before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 42nd scheduled trading day immediately before such redemption date; or

•	in all other cases, the 40 consecutive VWAP trading day period beginning on, and including, the third VWAP trading day immediately following the relevant conversion date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means any business day.

Adjustments to the Conversion Rate

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events, except that we will not make any adjustment to the conversion rate if each holder of notes participates (other than in the case of a transaction described in clauses (1) or (5) below), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert such holder’s notes as if such holder held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder:

(1)	If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 =	CR0	x	OS1 OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors (or a committee thereof) determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(2)	If we distribute, to all or substantially all holders of our common stock, any rights, options or warrants entitling such holders, for a period expiring not more than 60 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date such distribution is announced, the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to (x) the aggregate price payable to exercise such rights, options or warrants divided by (y) the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date such distribution is announced.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.

For purposes of this clause (2) and the provisions described above under the caption “— Conditions for Conversion — Conversion upon the Occurrence of Certain Corporate Transactions,” in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date such distribution is announced, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors (or a committee thereof).

(3)(a)	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions or issuances referred to in clauses (1) or (2) above (including, for the avoidance of doubt, any such dividends, distributions or issuance for which an adjustment to the conversion rate is not yet effected pursuant to such clause (1) or (2), as applicable, due to the application of the “1% provision” (as defined below));

•

dividends or distributions paid exclusively in cash referred to in clause (4) below (including, for the avoidance of doubt, any such dividends or distributions for which an adjustment to the conversion rate is not yet effected pursuant to such clause (4) due to the application of the 1% provision);

•

dividends or distributions solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” will apply; and

•	spin-offs to which the provisions set forth in clause (3)(b) below shall apply (subject, for the avoidance of doubt, to the 1% provision),

then the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	SP SP – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP	=	the average of the closing sale prices of our common stock over the 10 consecutive trading- day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities, property, rights, options or warrants that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

Any increase made under this clause (3)(a) will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

(b)	If we dividend or distribute, to all or substantially all holders of our common stock, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit (other than a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” will apply) where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	FMV + MP MP

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV	=	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for the spin-off; and

MP	=	the average of the closing sale prices of our common stock over the spin-off valuation period.

The adjustment to the conversion rate under the preceding paragraph will be determined as of the end of the spin-off valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the spin-off valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the spin-off valuation period.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	SP SP – C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP	=	the closing sale price of our common stock on the trading day immediately preceding the ex- dividend date for such dividend or distribution; and

C	=	the amount in cash per share of our common stock we dividend or distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the cash and value of any other consideration included in the payment per share of our common stock exceeds the average (such average, the “reference price”) of the closing sale prices of our common stock over the 10 consecutive trading-day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	AC + (SP x OS1) OS0 x SP

where,

CR0	=	the conversion rate in effect immediately prior to the time (the “expiration time”) such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the expiration time;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares of our common stock purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the expiration time (before giving effect to the purchase of all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the reference price.

The adjustment to the conversion rate pursuant to this clause (5) will be determined as of the end of the tender/exchange offer valuation period but will be given effect immediately after the expiration time, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the tender/exchange offer valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the tender/exchange offer valuation period.

Notwithstanding anything to the contrary, if:

•	a note is to be converted;

•

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described in clauses (1) through (5), inclusive, above has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

•

the consideration due upon such conversion (in the case of physical settlement) or due in respect of such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock; and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will (i) deliver, on such date we are otherwise required by the indenture, the consideration due upon such conversion based on the applicable unadjusted conversion rate(s); and (ii) deliver, on the business day immediately after such first date, any additional consideration arising from giving effect to such adjustment to the applicable conversion rate(s).

Notwithstanding anything to the contrary in the indenture or the notes, if:

•	a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described clauses (1) through (5), inclusive, above;

•	a note is to be converted pursuant to physical settlement or combination settlement;

•

the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•

the consideration due upon such conversion (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then (x) such conversion rate adjustment will not be given effect for such conversion (in the case of physical settlement) or for such VWAP trading day (in the case of combination settlement); and (y) the shares of common stock, if any, issuable upon such conversion (in the case of physical settlement) or issuable with respect to such VWAP trading day (in the case of combination settlement) based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution.

The “ex-dividend date” is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

As used in this section titled “— Adjustments to the Conversion Rate,” “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property, the date fixed for determination of holders of stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof or by statute, contract or otherwise).

The Indenture does not require us to adjust the conversion rate for any of the transactions described in the clauses (1) through (5) above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the record date or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the provisions described in clauses (1) through (5), inclusive, above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the provisions described in clauses (1) through (5), inclusive, above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (iv) March 15, 2023. The provisions described in this paragraph are referred to herein as the “1% provision.”

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the continued listing requirements of the NYSE, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors (or a committee thereof) determines that the increase is in our best interests. We will send a notice of the increase to the trustee, the conversion agent and the holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

To the extent that any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock at the time of conversion in accordance with the provisions of the applicable rights plan, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in clause (3)(a) under “— Adjustments to the Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights. See “Description of capital stock.”

In the event of an adjustment to the conversion rate, the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our shareholders. See “Material U.S. Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from payments of interest and payments of cash or common stock upon conversion, repurchase or maturity of the notes or sales proceeds received by a holder, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those amounts may be set off against such payments of cash or common stock received by, or other funds or assets of, such holder.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•

upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the notes were first issued;

•	for a third party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) under the caption “— Adjustments to the Conversion Rate” above;

•	solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act;

•	for accrued and unpaid interest, if any;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in clause (5) under the caption “— Adjustments to the Conversion Rate” above; or

•	for a change in the par value of shares of our common stock.

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

(1)	reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);

(2)	are party to a consolidation, merger or binding statutory share exchange; or

(3)	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets,

in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, including any combination thereof (such an event, a “common stock change event,” and such cash, securities or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

at the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “— Conversion Rights” caption (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described below under the caption “— Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of “fundamental change,” “change of control,” “termination of trading” and “make-whole fundamental change,” the terms “common stock” and “common equity” will be deemed to mean the common equity (or American Depositary Shares representing common equity), if any, forming part of such reference property;

•

if such reference property unit consists entirely of cash, then we will be deemed to elect cash settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the second business day after such conversion date; and

•

for these purposes, the volume-weighted average price or closing sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the common stock change event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or, if no such holders make an affirmative election, the weighted average of the types and amounts of consideration actually received by the holders of our common stock). We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the Indenture not to become a party to any such common stock change event unless its terms are consistent with the foregoing.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change

If, prior to the maturity date, there occurs any event or transaction (a “make-whole fundamental change”) that constitutes a “fundamental change” as defined below under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, after giving effect to the provision described in the proviso immediately after clause (3) of the definition of “change of control”), but excluding the “non-ownership change of control” exception, then, as described below under “— The Increase in the Conversion Rate,” we will increase the conversion rate applicable to notes that are converted with a conversion date that occurs at any time from, and including, the effective date of the make-whole fundamental change to, and including, the 35th business day after the effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a fundamental change, as described under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.”

We will send to the trustee, the conversion agent and the holders notice of the effective date of any make-whole fundamental change in accordance with the procedures described above under the caption “— Conditions for Conversion — Conversion upon the Occurrence of Certain Corporate Transactions.”

The Increase in the Conversion Rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price” (as defined below). If the make-whole fundamental change is a transaction or series of related transactions described in clause (3) of the definition of “change of control” as defined below under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change,” and the consideration (excluding cash payments for fractional shares or pursuant to statutory dissenters’ or appraisal rights) for shares of our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices of our common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors (or a committee thereof) will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, at any time during those five consecutive trading days.

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by delivering or paying, as the case may be, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under “— Settlement Elections.” However, if the consideration for our common stock in any make-whole fundamental change is comprised entirely of cash, then, for any conversion of notes with a conversion date occurring on or after the effective date of such make- whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount, per $1,000 principal amount of converted notes, equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the cash due upon conversion will be determined and paid to holders in cash on the second business day following such conversion date.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the consideration due upon conversion, as described under “— Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below at the same time the conversion rate is so adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate in effect immediately before the adjustment; and

•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the Conversion Rate.”

	Applicable Stock Price
Effective Date	$6.53	$7.50	$8.00	$8.50	$9.00	$9.47	$11.00	$12.31	$15.00	$20.00	$30.00	$45.00	$65.00
March 20, 2018	47.5260	36.7853	32.6263	29.1471	26.2144	23.8627	18.1573	14.8570	10.5573	6.5220	3.1573	1.1458	0.0000
September 15, 2018	47.5260	34.8307	30.5550	27.0082	24.0489	21.7001	16.1164	12.9862	9.0567	5.5490	2.7270	1.0249	0.0000
September 15, 2019	47.5260	32.9253	28.4338	24.7506	21.7144	19.3369	13.8409	10.8944	7.3933	4.4875	2.2467	0.8853	0.0000
September 15, 2020	47.5260	30.9160	26.0688	22.1471	18.9700	16.5290	11.1200	8.4208	5.4867	3.3060	1.6937	0.6971	0.0000
September 15, 2021	47.5260	28.7480	23.2650	18.9082	15.4667	12.9071	7.6627	5.3907	3.3100	2.0125	1.0610	0.4538	0.0000
September 15, 2022	47.5260	28.2351	19.9625	14.4329	10.2278	7.3527	2.8700	1.7002	0.9820	0.6260	0.3393	0.1500	0.0000
September 15, 2023	47.5260	27.7200	19.3867	12.0338	5.4978	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365- or 366-day year, as applicable;

•	if the actual applicable price is greater than $65.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $6.53 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 153.1393 shares of our common stock per $1,000 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the Conversion Rate.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Optional Redemption

Prior to March 15, 2021, the notes will not be redeemable. We may, at our option, redeem (a “conversion price trigger redemption”) some or all of the notes on a redemption date that occurs on or after March 15, 2021 if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed (the “conversion price trigger redemption price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium (as defined below). We must make these make-whole premium payments on all notes called for redemption prior to September 15, 2023, including notes subject to redemption that are converted after the date we delivered the notice of redemption.

The “make-whole premium” means, in respect of any notes called for a conversion price trigger redemption, the amount equal to the present value of the remaining scheduled payments of interest that would have been made on such notes to be redeemed had such notes remained outstanding from the relevant redemption date to, and including, September 15, 2023 (excluding interest accrued to, but excluding, such redemption date, which shall otherwise be payable pursuant to clause (ii) of the definition of conversion price trigger redemption price set forth above), with such present value of the remaining interest payments computed using a discount rate per annum equal to the reference discount rate (as defined below) plus 50 basis points.

The “reference discount rate” means, in respect of any make-whole premium, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the relevant redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the maturity date; provided, however, that if the period from such redemption date to the maturity date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such reference discount rate shall be obtained by us.

If the redemption date occurs after a record date and on or prior to the immediately succeeding interest payment date, (i) accrued and unpaid interest shall be paid on such interest payment date to the record holder on the relevant record date, (ii) the redemption price will not include any accrued and unpaid interest, and (iii) the make-whole premium shall equal the present value of all remaining scheduled payments of interest on such notes, starting with the next interest payment date for which interest has not been provided for (but otherwise calculated as described in the definition of make-whole premium).

We will provide notice of redemption to each holder of notes to be redeemed at least 45, but no more than 65, scheduled trading days before the related redemption date. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption (other than as described in clause (i) of the immediately preceding paragraph).

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the second business day prior to the redemption date, unless we fail to pay the redemption price.

If we decide to redeem fewer than all of the outstanding notes, then, subject to applicable DTC rules, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Holders May Require Us to Repurchase their Notes Upon A Fundamental Change

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the Indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest, if any, to, but excluding, the “fundamental change repurchase date,” as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 days, and no earlier than 20 days, after the date we send the relevant notice of the fundamental change, as described below.

Within 20 business days after the occurrence of a fundamental change, we must send to all holders of notes, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the second business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture.

To exercise the fundamental change repurchase right with respect to any certificated notes, a holder must deliver the notes to be repurchased, duly endorsed for transfer, together with a written fundamental change repurchase notice to the paying agent no later than the close of business on the second business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the Indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the second business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate numbers of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must instead comply with appropriate DTC procedures no later than the close of business on the second business day immediately preceding the fundamental change repurchase date.

We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements.

For a discussion of certain tax considerations applicable to a holder upon the exercise of the repurchase right, see “Material U.S. Federal Income Tax Considerations.”

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all notes surrendered for repurchase in accordance with the terms of the Indenture, then, on and after the fundamental change repurchase date, such notes will cease to be outstanding and (except as described in the last sentence of the first paragraph under this “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” section) interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the note (and, if applicable, the right to receive interest).

A “fundamental change” will be deemed to occur upon the occurrence of a “change of control” or a “termination of trading.”

A “change of control” generally will be deemed to occur at such time as:

(1)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report with the SEC that discloses that such person or group has become the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our common equity entitled to vote generally in the election of directors (“voting stock”);

(2)	(a) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than one of our wholly owned subsidiaries; or (b) we consolidate with, or merge, or combine pursuant to a binding statutory share exchange, with or into, another person or any person consolidates with, or merges, or combines pursuant to a binding statutory share exchange, with or into, us, or any other transaction or series of transactions (other than changes resulting solely from a subdivision or combination of our outstanding common stock) occurs pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, including any combination thereof; provided, however, that (i) a transaction described in clause (b) in which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such a consolidation, merger or binding statutory share exchange, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation (or its parent entity) in substantially the same proportion as such ownership immediately prior to such a consolidation, merger or binding statutory share exchange will not constitute a change of control pursuant to this clause (2) (such a consolidation, merger, combination or binding statutory share exchange described in this proviso, a “non-ownership change of control”); and (ii) a transaction described in clause (b) above that is effected solely to change the jurisdiction of our organization and that satisfies the proviso immediately following paragraph (3) below will not constitute a change of control pursuant to this clause (2); or

(3)	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution;

provided, however, that a transaction or event described in clauses (1) or (2) above will not constitute a change of control (and for the avoidance of doubt, we are not required to deliver the notice incidental thereto) if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to statutory dissenters’ or appraisal rights), in connection with such transaction or event, consists of common equity listed (or depositary receipts representing common equity, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, any transaction or event described in both clause (1) and in clause (2)(i) or (2)(ii) above will be deemed to occur solely pursuant to clause (2) above.

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if shares of our common stock are not listed for trading on NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

Furthermore, holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors that does not occur in connection with a transaction that otherwise constitutes a fundamental change.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The Indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes.

Notwithstanding anything to the contrary herein, to the extent that compliance with this “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change” would result in a violation of any federal or state securities laws or other applicable laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue of the conflict.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Consolidation, Merger and Sale of Assets

The Indenture prohibits us from consolidating with, or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

•

we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the notes and the Indenture; and

•	immediately after giving effect to such transaction, there is no event of default, and no event that, after notice or passage of time or both, would become an event of default.

When the successor assumes all of our obligations under an Indenture, except in the case of a lease, our obligations under the Indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “— Holders May Require Us to Repurchase their Notes Upon A Fundamental Change.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Events of Default

The following constitute defaults under the Indenture, subject to any additional limitations and qualifications included in the Indenture:

(1)	following the exercise by the holder of the right to convert the notes, we fail to comply with our obligation to deliver the consideration due upon conversion, and such failure continues for a period of five days or more;

(2)	we fail to provide notice of a fundamental change or make-whole fundamental change as required by the Indenture, in each case when due and such failure continues for a period of five days or more;

(3)	a default in the payment of principal of, or the redemption price or fundamental change repurchase price for, any note when due at maturity, upon redemption, upon repurchase or otherwise;

(4)	a default in the payment of any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;

(5)	the failure by us to perform or observe any of our other covenants or warranties in the Indenture or in the notes for 90 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

(6)	a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $25.0 million (or its foreign currency equivalent) or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us; and

(7)	certain events involving our or one of our significant subsidiary’s (as defined in Article 1, Rule 1-02 of Regulation S-X) bankruptcy, insolvency or reorganization.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the Indenture occurs and is continuing and is known to the trustee, the trustee must send to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default (except defaults in the payment of the principal of or interest on the notes) if the trustee considers it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us (and not solely involving one or more of our significant subsidiaries), the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the Indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may, by notice to the trustee, waive any past defaults under the Indenture, except a default due to the non-payment of principal or interest, if any, a failure to convert any notes into common stock when required pursuant to the terms of the Indenture, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the Indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the Indenture, except in the case of a default due to the non-payment of principal or interest, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The Indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the Indenture and as to any default and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to clause (5) above arising from our failure to comply with our obligations described below under the caption “— Exchange Act Reports” will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 181st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note. Each reference in this “Description of Notes” section to interest on any note includes special interest, if any, that has accrued on such note, unless the context requires otherwise.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with or furnish to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed or furnished via the EDGAR system (or such successor).

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the Indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest on any note;

•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to receive payment on any note (including any consideration due upon conversion) or to bring suit for the enforcement of any such payment;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the Indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

•

change the contractual priority in right of payment of the notes as obligations of ours that are (i) senior in right of payment to our existing and future indebtedness that is expressly subordinated by contract to the notes and (ii) equal in right of payment with our existing and future indebtedness that is not so expressly subordinated (it being understood, for the avoidance of doubt, that (x) the notes will not be deemed to be subordinated in right of payment to any other indebtedness solely because the notes are unsecured and such other indebtedness is secured; and (y) the notes will not be deemed to be subordinated in right of payment to any indebtedness of our subsidiaries that do not guarantee the notes);

•	subject to specified exceptions, amend or modify certain of the provisions of the Indenture relating to amendment or modification or waiver of provisions of the Indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the Indenture.

However, notwithstanding anything to the contrary described above, we and the trustee may modify certain provisions of the Indenture or the notes without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	provide for the release of any guarantees added pursuant to the preceding bullet;

•	evidence the assumption of our obligations by a successor person pursuant to the provisions described under the caption “— Consolidation, Merger and Sale of Assets” above;

•

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “— Conversion Rights — Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” in connection with a common stock change event, including to provide that the notes are convertible into reference property and make any other change required by or resulting from, but subject to, the provisions described under such caption;

•	surrender any of our rights or powers under the Indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any mistake, defect or inconsistency in the Indenture or the notes;

•	modify or amend the Indenture to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	comply with the rules of any applicable securities depositary for the notes, including DTC;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•

irrevocably elect or eliminate any settlement method or specified cash amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion Rights — Settlement Elections”;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for U.S. Federal income tax purposes;

•	provide for or confirm the issuance of additional notes pursuant to the Indenture;

•

conform, as necessary, the Indenture and the form or terms of the notes, to the “Description of Notes” as set forth in the preliminary prospectus supplement for this offering together with the related pricing term sheet; and

•

make other changes to the Indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes, waive all compliance by us with provisions in the Indenture, as detailed in the Indenture (other than the provisions of the Indenture whose modification or amendment otherwise requires the consent of the holder of each outstanding note affected by such modification or amendment as described above); or waive any past default or event of default under the Indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver consideration upon conversion or with respect to any note or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after all then-outstanding notes have become due and payable, whether at the stated maturity, or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash (or, if applicable with respect to any conversion shares of our common stock or other reference property) sufficient to pay all of the outstanding notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest payable on the notes, the closing sale prices, the volume-weighted average prices, the conversion price of the notes, any conversion values, daily settlement amounts and the conversion rates of the notes, including adjustments to any of the foregoing required by the Indenture. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or send to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or sending, in each case at our cost. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) satisfactory to us and the trustee.

Trustee, Conversion Agent, Paying Agent and Transfer Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as the trustee under the Indenture, and as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

The transfer agent for our common stock is EQ Shareowner Services.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed on NYSE under the ticker symbol “HLX.”

Book-Entry Delivery and Form

General

The notes offered hereby will be issued in registered, global form in denominations of integral multiples of $1,000 principal amount. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes offered hereby initially will be represented by one or more permanent global certificates in definitive, fully registered form without interest coupons, which we refer to as the “global securities.”

The global securities will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), as described below under “— Depositary Procedures.”

Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Securities for Certificated Securities.”

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to procedures established by DTC:

•	upon deposit of the global securities, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global securities; and

•

ownership of such interests in the global securities will be maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global security, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Book-Entry Securities for Certificated Securities.”

Except as described below, owners of interests in the global security will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose. All references herein to “holders” refers to the registered holders of the notes.

Payments in respect of the principal of, and interest on, a global security registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global securities; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us, any underwriter or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Exchange of Book-Entry Securities for Certificated Securities

The global securities are exchangeable for certificated securities in definitive, fully registered form without interest coupons only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing, at the request of a beneficial owner of the notes.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this offering. The summary below does not purport to be complete and is qualified in its entirety by reference to the applicable documents, copies of which have been filed with the SEC and which we will provide you upon request. See the sections entitled “Where You Can Find More Information.”

Credit Agreement

On June 30, 2017, we entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with a group of lenders led by Bank of America, N.A. (“Bank of America”). The amended and restated credit facility is comprised of a $100 million term loan (the “Term Loan”) and a revolving credit facility (the “Revolving Credit Facility”) of up to $150 million (the “Revolving Loans”). The Revolving Credit Facility permits us to obtain letters of credit up to a sublimit of $25 million. Pursuant to the Credit Agreement, subject to existing lender participation and/or the participation of new lenders, and subject to standard conditions precedent, we may request aggregate commitments up to $100 million with respect to an increase in the Revolving Credit Facility, additional term loans, or a combination thereof. The $100 million proceeds from the Term Loan as well as cash on hand were used to repay the approximately $180 million term loan then outstanding under the credit facility prior to its June 2017 amendment and restatement. As of December 31, 2017, we had no borrowings under the Revolving Credit Facility and our available borrowing capacity under that facility, based on the applicable leverage ratio covenant, totaled $81.6 million, net of $3.0 million of letters of credit issued under that facility.

The Term Loan and the Revolving Loans (together, the “Loans”), at our election, bear interest either in relation to Bank of America’s base rate or to a LIBOR rate. The Term Loan or portions thereof bearing interest at the base rate will bear interest at a per annum rate equal to the base rate plus 3.25%. The Term Loan or portions thereof bearing interest at a LIBOR rate will bear interest per annum at the LIBOR rate selected by us plus a margin of 4.25%. The Revolving Loans or portions thereof bearing interest at the base rate will bear interest at a per annum rate equal to the base rate plus a margin ranging from 1.75% to 3.25%. The Revolving Loans or portions thereof bearing interest at a LIBOR rate will bear interest per annum at the LIBOR rate selected by us plus a margin ranging from 2.75% to 4.25%. A letter of credit fee is payable by us equal to its applicable margin for LIBOR rate Loans times the daily amount available to be drawn under the applicable letter of credit. Margins on the Revolving Loans will vary in relation to the Consolidated Total Leverage Ratio (as defined below) provided for in the Credit Agreement. We also pay a fixed commitment fee of 0.50% per annum on the unused portion of our Revolving Credit Facility.

The Term Loan principal is required to be repaid in quarterly installments totaling 5% in the first loan year, 10% in the second loan year and 15% in the third loan year, with a balloon payment at maturity. Installment amounts are subject to adjustment for any prepayments on the Term Loan. We may elect to prepay amounts outstanding under the Term Loan without premium or penalty, but may not reborrow any amounts prepaid. We may prepay amounts outstanding under the Revolving Credit Facility without premium or penalty, and may reborrow any amounts prepaid up to the amount of the Revolving Credit Facility. The Loans mature on June 30, 2020.

The Credit Agreement and the other documents entered into in connection with the Credit Agreement include terms and conditions, including covenants, which we consider customary for this type of transaction. The covenants include certain restrictions on our and our subsidiaries’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, pay dividends and make capital expenditures. In addition, the Credit Agreement obligates us to meet minimum financial ratio requirements of EBITDA to interest charges (“Consolidated Interest Coverage Ratio”) and funded debt to EBITDA (“Consolidated Total Leverage Ratio”), and provided that if there are no Loans outstanding, the funded debt ratio requirement permits us to offset a certain amount of cash against the funded debt used in the calculation (“Consolidated Net Leverage Ratio”). After the initial Term Loan is repaid in full, if there are any Loans outstanding including unreimbursed draws under letters of credit issued under the Revolving

Credit Facility, we are also required to ensure that the ratio of our total secured indebtedness to EBITDA (“Consolidated Secured Leverage Ratio”) does not exceed the maximum permitted ratio. The Credit Agreement also obligates us to maintain certain cash levels depending on the type of indebtedness outstanding. These financial covenant requirements are detailed as follows:

The minimum required Consolidated Interest Coverage Ratio:

Minimum Consolidated Interest Coverage Ratio
Four Fiscal Quarters Ending
December 31, 2017 and each fiscal quarter thereafter	2.50 to 1.00

The maximum permitted Consolidated Total Leverage Ratio or Consolidated Net Leverage Ratio:

Maximum Consolidated Total or Net Leverage Ratio
Four Fiscal Quarters Ending
December 31, 2017	5.75 to 1.00
March 31, 2018	5.50 to 1.00
June 30, 2018	5.25 to 1.00
September 30, 2018	5.00 to 1.00
December 31, 2018 through and including March 31, 2019	4.50 to 1.00
June 30, 2019 through and including September 30, 2019	4.25 to 1.00
December 31, 2019	4.00 to 1.00
March 31, 2020 and each fiscal quarter thereafter	3.50 to 1.00

The maximum permitted Consolidated Secured Leverage Ratio:

Maximum Consolidated Secured Leverage Ratio
Four Fiscal Quarters Ending
December 31, 2017 through and including June 30, 2018	3.00 to 1.00
September 30, 2018 and each fiscal quarter thereafter	2.50 to 1.00

The minimum required Unrestricted Cash and Cash Equivalents:

Minimum Cash(1)
Consolidated Total Leverage Ratio
Greater than or equal to 4.00 to 1.00	$100,000,000.00
Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	$50,000,000.00
Less than 3.50 to 1.00	$0.00

(1)	This minimum cash balance is not required to be maintained in any particular bank account or to be segregated from other cash balances in bank accounts that we use in our ordinary course of business. Because the use of this cash is not legally restricted notwithstanding this maintenance covenant, we present it on our balance sheet as cash and cash equivalents. As of December 31, 2017, we were required to, and did, maintain an aggregate cash balance of at least $100 million in compliance with this covenant.

We may from time to time designate one or more of our foreign subsidiaries as subsidiaries which are not generally subject to the covenants in the Credit Agreement (the “Unrestricted Subsidiaries”). The debt and EBITDA of Unrestricted Subsidiaries are not included in the calculations of our financial covenants, except for the debt and EBITDA of Helix Q5000 Holdings, S.a.r.l., a wholly owned subsidiary incorporated in Luxembourg (“Q5000 Holdings”). Our obligations under the Credit Agreement are guaranteed by our domestic subsidiaries (except Cal Dive I — Title XI, Inc.) and Canyon Offshore Limited, a wholly owned Scottish subsidiary. Our obligations under the Credit Agreement and of such guarantors under their guarantee are secured by (i) most of our assets, (ii) the shares of our domestic subsidiaries (other than Cal Dive I — Title XI, Inc.) and Canyon Offshore Limited, and (iii) most of the assets of our domestic subsidiaries (other than Cal Dive I — Title XI, Inc.) and Canyon Offshore Limited. In addition, these obligations are secured by pledges of up to 66% of the shares of certain foreign subsidiaries.

In June 2017, we recognized a $0.4 million loss to write off the unamortized debt issuance costs related to certain lenders exiting from the Term Loan then outstanding under our credit facility prior to its June 2017 amendment and restatement. In connection with decreases in lenders’ commitments under our revolving credit facility, in June 2017 and February 2016 we recorded interest charges of $1.6 million and $2.5 million, respectively, to accelerate the amortization of a pro-rata portion of debt issuance costs related to the lenders whose commitments were reduced.

We intend to repay a portion of the outstanding Term Loan with the net proceeds of this offering.

Convertible Senior Notes Due 2022

On November 1, 2016, we completed a public offering and sale of our 2022 Notes in the aggregate principal amount of $125 million. The net proceeds from the issuance of the 2022 Notes were $121.7 million, after deducting the underwriter’s discounts and commissions and offering expenses. We used net proceeds from the issuance of the 2022 Notes as well as cash on hand to repurchase and retire $125 million in principal of the 2032 Notes (see “Convertible Senior Notes Due 2032” below) in separate, privately negotiated transactions.

The 2022 Notes bear interest at a rate of 4.25% per annum, and are payable semi-annually in arrears on November 1 and May 1 of each year, beginning on May 1, 2017. The 2022 Notes mature on May 1, 2022 unless earlier converted, redeemed or repurchased. During certain periods and subject to certain conditions (as described in the indenture governing the 2022 Notes) the 2022 Notes are convertible by the holders into shares of our common stock at an initial conversion rate of 71.9748 shares of our common stock per $1,000 principal amount (which represents an initial conversion price of approximately $13.89 per share of common stock), subject to adjustment in certain circumstances as set forth in the indenture governing the 2022 Notes. We have the right and the intention to settle any such future conversions in cash.

Prior to November 1, 2019, the 2022 Notes are not redeemable. On or after November 1, 2019, we may redeem all or any portion of the 2022 Notes, at our option, subject to certain conditions, at a redemption price payable in cash equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, and a “make-whole premium” with a value equal to the present value of the remaining scheduled interest payments of the 2022 Notes to be redeemed through May 1, 2022. Holders of the 2022 Notes may require us to repurchase the notes following a “fundamental change,” as defined in the indenture governing the 2022 Notes.

The indenture governing the 2022 Notes contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee under the indenture or the holders of not less than 25% in aggregate principal amount then outstanding under the 2022 Notes may declare the entire principal amount of all the notes, and the interest accrued on such notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to us or a principal subsidiary, the principal amount of the 2022 Notes together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.

The 2022 Notes are accounted for by separating the net proceeds between long-term debt and shareholders’ equity. In connection with the issuance of the 2022 Notes, we recorded a debt discount of $16.9 million ($11.0 million net of tax) as a result of separating the equity component. To arrive at the debt value, we estimated the fair value of the liability component of the 2022 Notes as of October 26, 2016 using an income approach. To determine this estimated fair value, we used borrowing rates of similar market transactions involving comparable liabilities at the time of pricing and an expected life of 5.5 years. The effective interest rate for the 2022 Notes is 7.3% after considering the effect of the accretion of the related debt discount that represented the equity component of the 2022 Notes at their inception. The remaining unamortized amount of the debt discount of the 2022 Notes was $13.9 million and $16.5 million at December 31, 2017 and 2016, respectively.

Convertible Senior Notes Due 2032

In March 2012, we completed a public offering and sale of our 2032 Notes in the aggregate principal amount of $200 million, $60 million of which are currently outstanding. The 2032 Notes bear interest at a rate of 3.25% per annum, and are payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012. The 2032 Notes mature on March 15, 2032, unless earlier converted, redeemed or repurchased. The 2032 Notes are convertible in certain circumstances and during certain periods at an initial conversion rate of 39.9752 shares of our common stock per $1,000 principal amount (which represents an initial conversion price of approximately $25.02 per share of common stock), subject to adjustment in certain circumstances as set forth in the indenture governing the 2032 Notes. We have the right and the intention to settle any such future conversions in cash.

Prior to March 20, 2018, the 2032 Notes are not redeemable. On or after March 20, 2018, we, at our option, may redeem some or all of the 2032 Notes in cash, at any time upon at least 30 days’ notice, at a price equal to 100% of the principal amount plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the redemption date. In addition, the holders of the 2032 Notes may require us to purchase in cash some or all of their 2032 Notes at a repurchase price equal to 100% of the principal amount of the 2032 Notes, plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the applicable repurchase date, on March 15, 2018, March 15, 2022 and March 15, 2027, or, subject to specified exceptions, at any time prior to the 2032 Notes’ maturity following a “fundamental change,” as defined in the indenture governing the 2032 Notes. We elected to repurchase $7.3 million, $7.6 million and $125 million, respectively, in aggregate principal amount of the 2032 Notes in June, July and November of 2016, respectively. For the year ended December 31, 2016, we recognized a net loss of $3.5 million related to the repurchase of the 2032 Notes.

The 2032 Notes are accounted for by separating the net proceeds between long-term debt and shareholders’ equity. In connection with the issuance of the 2032 Notes, we recorded a debt discount of $35.4 million and a separate the equity component of $22.5 million. To arrive at the debt value, we estimated the fair value of the liability component of the 2032 Notes as of March 12, 2012 using an income approach. To determine this estimated fair value, we used borrowing rates of similar market transactions involving comparable liabilities at the time of pricing and an expected life of 6.0 years. In selecting the expected life, we selected the earliest date the holders could require us to repurchase all or a portion of the 2032 Notes (March 15, 2018). The effective interest rate for the 2032 Notes is 6.9% after considering the effect of the accretion of the related debt discount that represented the equity component of the 2032 Notes at their inception. The remaining unamortized amount of the debt discount of the 2032 Notes was $0.5 million and $2.6 million at December 31, 2017 and 2016, respectively.

We intend to repurchase all of the 2032 Notes pursuant to the Repurchase Offer. To the extent that any of the 2032 Notes are not purchased in the Repurchase Offer, we may use a portion of the net proceeds from this offering to repurchase or redeem the remaining 2032 Notes. This prospectus supplement does not constitute an offer to purchase or the solicitation of an offer to sell the 2032 Notes nor does this prospectus supplement constitute a notice of redemption.

MARAD Debt

This U.S. government guaranteed financing (the “MARAD Debt”), pursuant to Title XI of the Merchant Marine Act of 1936 administered by the Maritime Administration, was used to finance the construction of the Q4000. The MARAD Debt is collateralized by the Q4000 and is guaranteed 50% by us. The MARAD Debt is payable in equal semi-annual installments, matures in February 2027 and bears interest at a rate of 4.93%.

Nordea Credit Agreement

In September 2014, Q5000 Holdings entered into a credit agreement (the “Nordea Credit Agreement”) with a syndicated bank lending group for a term loan (the “Nordea Q5000 Loan”) in an amount of up to $250 million. The Nordea Q5000 Loan was funded in the amount of $250 million in April 2015 at the time the Q5000 vessel was delivered to us. The parent company of Q5000 Holdings, Helix Vessel Finance S.à r.l., also a wholly owned Luxembourg subsidiary, guaranteed the Nordea Q5000 Loan. The loan is secured by the Q5000 and its charter earnings as well as by a pledge of the shares of Q5000 Holdings. This indebtedness is non-recourse to Helix.

The Nordea Q5000 Loan bears interest at a LIBOR rate plus a margin of 2.5%. The Nordea Q5000 Loan matures on April 30, 2020 and is repayable in scheduled quarterly principal installments of $8.9 million, with a balloon payment of $80.4 million at maturity. Q5000 Holdings may elect to prepay amounts outstanding under the Nordea Q5000 Loan without premium or penalty, but may not reborrow any amounts prepaid. Quarterly principal installments are subject to adjustment for any prepayments on this debt. In June 2015, we entered into various interest rate swap contracts to fix the one-month LIBOR rate on a portion of our borrowings under the Nordea Q5000 Loan. The total notional amount of the swaps (initially $187.5 million) decreases in proportion to the reduction in the principal amount outstanding under our Nordea Q5000 Loan. The fixed LIBOR rates are approximately 150 basis points.

The Nordea Credit Agreement and related loan documents include terms and conditions, including covenants and prepayment requirements, that we consider customary for this type of transaction. The covenants include restrictions on Q5000 Holdings’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, and pay dividends. In addition, the Nordea Credit Agreement obligates Q5000 Holdings to meet certain minimum financial requirements, including liquidity, consolidated debt service coverage and collateral maintenance.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership, and disposition (including by conversion) of the notes and, where noted, the common stock into which the notes may be converted. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), published rulings and judicial decisions, each as of the date of this prospectus. Those authorities are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities, subsequent to the date of this prospectus or retroactively applied, may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. This discussion only applies to holders who purchase the notes on original issue for cash at their “issue price” (the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the notes or our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, “holder” means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances and does not address the U.S. federal income tax consequences to holders that may be subject to special treatment under U.S. federal income tax laws, including (without limitation):

•	brokers or dealers in securities or currencies,

•

holders of the 2032 Notes and lenders under our Term Loan whose 2032 Notes or Term Loans are being redeemed, repurchased or repaid in substantially contemporaneous transactions (including, without limitation, in the Repurchase Offer),

•	traders in securities that elect to use a mark-to-market method of accounting for their securities,

•	persons holding notes or our common stock as part of an integrated investment,

•	banks, thrifts, insurance companies or other financial institutions,

•	governmental bodies or agencies or instrumentalities thereof,

•	holders that are subject to the alternative minimum tax provisions of the Code,

•	certain expatriates or former long-term residents of the United States,

•	S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein,

•	mutual funds,

•	passive foreign investment companies or controlled foreign corporations,

•	personal holding companies,

•	regulated investment companies,

•	real estate investment trusts,

•	holders required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code,

•	persons holding notes or our common stock in a tax-deferred or tax-advantaged account,

•	tax-exempt entities,

•	persons that hold or (as applicable) surrender the notes or our common stock as part of a hedging, constructive sale or conversion, wash sale, straddle or other risk reducing transaction, and

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes or our common stock, the tax treatment of a partner of such partnership will generally depend upon the status of the partner, certain determinations made at the partner level and the activities of the partnership. If you are a partner of an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holding the notes or our common stock, you should consult your own tax advisor.

This discussion does not address tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal taxes (such as the federal estate tax, alternative minimum tax or the federal gift tax) other than U.S. federal income taxes. We have not sought, and do not intend to seek, any private letter rulings from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below. As such, no assurance can be given that the IRS or a court will agree with the treatment of the notes described herein.

This discussion is provided for general information only and does not constitute legal advice to any potential purchaser of the notes. If you are considering the purchase of the notes, you should consult your own tax advisor concerning the U.S. federal income tax consequences of purchasing, owning, and disposing of the notes and the common stock into which the notes may be convertible in light of your particular circumstances, any other U.S. federal tax consequences (including any gift or estate tax consequences), and any consequences arising under any tax treaty or the laws of any state, local or foreign taxing jurisdiction.

Classification of the Notes

In certain circumstances, we may elect or be obligated to pay additional amounts on the notes in excess of stated interest and stated principal on the notes (see “Description of Notes — Optional Redemption” and “Description of Notes — Events of Default”). These potential payments may implicate the provisions of the Treasury Regulations applicable to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments; however, additional income may be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case, if such position is sustained, it could significantly alter the timing, amount and character of a holder’s income, gain or loss with respect to the notes from that which is described below. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

The remainder of this discussion assumes that the notes will be indebtedness for U.S. federal income tax purposes that is not subject to the contingent payment debt regulations.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion applies only to U.S. holders. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note or our common stock received upon conversion of a note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Interest on the Notes

Any stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time the interest is received or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Except as provided below under “— Conversion of the Notes,” upon the sale, exchange, redemption, or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on such sale, exchange, redemption, or other taxable disposition (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in income) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s amount realized will equal the amount of cash plus the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in its note will generally be equal to the price paid for the note plus any amount previously included in income as a result of an adjustment (or failure to make an adjustment) to the conversion rate of the note as described below under “— Deemed Distributions.” Any such gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of the sale, exchange, redemption, or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Deemed Distributions

The conversion rate of the notes will be adjusted in certain circumstances. See “Description of Notes — Adjustments to the Conversion Rate,” “Description of Notes — Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” and “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” above. Adjustments (or failure to make adjustments) that are considered to have the effect of increasing the proportionate interest of a U.S. holder of a note in our assets or earnings and profits may result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes, even though the U.S. holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and, under certain circumstances, adjustments to the conversion rate upon a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder does not receive any cash or property as a result of such adjustment. Any deemed distributions will be taxed in the same manner as an actual distribution (see “— Distributions on Common Stock” below), but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by non-corporate U.S. holders or the dividends-received deduction. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such deemed distribution is treated as a dividend. Because a deemed dividend would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required with respect to a U.S. holder’s notes (because of the U.S. holder’s failure to establish an exemption from backup withholding taxes as further described below in “— Backup Withholding and Information Reporting”), such withholding may be made from subsequent payments of cash or common stock on the notes or from sales proceeds paid or credited to such U.S. holder.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (immediately after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

U.S. holders should consult their tax advisors regarding the proper treatment to them of adjustments (or failure to make adjustments) to the conversion rate and deemed distributions.

Conversion of the Notes

Upon conversion of the notes, we may deliver solely shares of our common stock (and cash in lieu of fractional shares), solely cash, or a combination of shares of our common stock and cash at our election, as described above under “Description of Notes — Settlement Elections.”

Conversion into Common Stock

Generally, a U.S. holder will not recognize gain or loss on the conversion of the notes solely into shares of common stock except to the extent of (1) cash received in lieu of fractional shares (which will be treated as described below in “— Fractional Shares”) and (2) common stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent a U.S. holder has not previously included the accrued interest in income. The initial tax basis in the shares of common stock received (including any fractional share deemed received) by a U.S. holder upon conversion of the notes (other than common stock received by a U.S. holder that is attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) will be equal to the U.S. holder’s aggregate adjusted tax basis in the notes converted. The holding period for the shares of common stock received by a U.S. holder upon conversion of the notes generally will include the period during which the U.S. holder held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

Conversion into Cash

If we deliver solely cash upon such a conversion, a U.S. holder’s gain or loss will be determined in the same manner as if the holder disposed of the notes in a taxable sale (as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Notes”).

Conversion into Common Stock and Cash

If, upon a conversion, we pay a combination of cash (other than cash solely for fractional shares) and common stock to a U.S. holder in exchange for the notes, the U.S. federal income tax consequences of such a conversion are unclear. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange in part as discussed below.

Treatment of Conversion as a Recapitalization

If, upon a conversion, we pay a combination of cash (other than cash solely for fractional shares) and common stock to a U.S. holder in exchange for the notes, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the exchange would be treated as a recapitalization of the notes in exchange for our common stock. Under such circumstances, a U.S. holder would generally recognize capital gain, but not loss, equal to the lesser of (1) the excess of the sum of the fair market value of the common stock received (including any fractional share deemed received) and the amount of cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the holder has not previously included the accrued interest in income, and cash in lieu of fractional shares) over the U.S. holder’s adjusted tax basis in the notes, and (2) the amount of cash received by the U.S. holder (excluding amounts attributable to accrued but unpaid interest and cash in lieu of fractional shares). In such case, a U.S. holder’s holding period for the shares of common stock received upon such conversion would include the period during which the note was held (except that the holding period for shares of our common stock received with respect to accrued but unpaid interest would begin on the day after the date of receipt), and a U.S. holder’s adjusted tax basis in the shares of our common stock received (including any fractional shares deemed received) upon such conversion (other than common stock received that is attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal such U.S. holder’s adjusted tax basis in the notes at the time of such conversion, decreased by the amount of cash received (other than any cash received in lieu of a fractional share of our common stock or attributable to accrued but unpaid interest), and increased by the amount of gain recognized, if any (other than any gain recognized with respect to the deemed redemption of a fractional share of our common stock).

Alternative Treatment of Conversion as Part Sale and Part Conversion

Alternatively, if the conversion of notes into cash (other than cash solely for fractional shares) and common stock were not treated as a recapitalization, the cash payment received may be treated as proceeds from the sale of a portion of the notes and taxed in the manner described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes” (or, in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share). In this case, our common stock received on such a conversion should be treated as having been received upon a conversion of the other portion of the notes, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income by the U.S. holder. In such case, the U.S. holder’s adjusted tax basis in the notes would generally be allocated pro rata among our common stock received (including any fractional shares deemed received that are treated as sold for cash) and the portion of the notes that is treated as sold for cash (other than, in each case, any common stock, fractional shares or cash received with respect to accrued but unpaid interest), based on their fair market values. The holding period for our common stock received in the conversion would include the U.S. holder’s holding period for the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Any capital gain or loss recognized under the foregoing rules generally will be long-term capital gain or loss if the U.S. holder’s holding period in the notes is more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Fractional Shares

A U.S. holder that receives cash in lieu of a fractional share of our common stock upon conversion will be treated as if the fractional share was issued and received and then immediately redeemed for cash. This deemed redemption of the fractional share generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received in such deemed redemption and the U.S. holder’s adjusted tax basis in the fractional share exchanged.

Any such capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. holder’s holding period for the notes is more than one year at the time of conversion. Long-term capital gains of individuals, estates and trusts currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Holder’s Payment upon Conversion

In certain circumstances, a U.S. holder whose notes are surrendered for conversion during the period from the close of business on any regular record date to the open of business on the next interest payment date must make a payment equal to the amount of interest payable on the notes so converted. See “Description of Notes — Interest Payments” above. U.S. holders should consult their own tax advisors concerning the appropriate treatment of such payment, including the amount of such payment that is allocable to accrued interest.

Possible Effect of the Change in Conversion Consideration

In certain situations, the notes may become convertible into shares of an acquirer or other property other than our common stock. Depending on the circumstances, (1) such an adjustment could result in a deemed exchange of the notes by a U.S. holder and the modified notes could be treated as newly issued at that time, possibly resulting in the recognition of taxable gain or loss for U.S. federal income tax purposes, and (2) such modified notes could be subject to different U.S. federal income tax treatment than the original notes (including, for example, that an exchange of the modified notes into shares of an acquirer or other property other than our common stock could be a taxable event for U.S. federal income tax purposes regardless of the chosen settlement method). U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment or exchange and a deemed issuance of modified notes.

Distributions on Common Stock

Distributions, if any, made to a U.S. holder with respect to our common stock held by the U.S. holder (other than certain distributions of common stock) will generally result in dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any such distribution in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder’s tax basis in such common stock, and any amount in excess of such U.S. holder’s tax basis will be treated as gain from the sale or exchange of such common stock, the tax treatment of which is discussed below under “— Sale, Exchange or Other Taxable Dispositions of Common Stock.” Any such dividend may be eligible for the dividends-received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Dividends received by non-corporate U.S. holders may be subject to U.S. federal income tax at lower rates than other types of ordinary income if certain conditions are met. U.S. holders should consult their own tax advisors regarding their qualification for the dividends-received deduction and the lower rates on dividends.

Sale, Exchange or Other Taxable Dispositions of Common Stock

Upon a sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the common stock, and such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the disposition. Long-term capital gains of individuals, estates and trusts currently are generally subject to reduced rates of taxation. The deductibility of capital losses may be subject to limitations.

Additional Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on “net investment income” (or undistributed “net investment income,” in the case of a trust or estate), which includes, among other things, interest on and gains from the sale or other taxable disposition of notes or the common stock into which the notes are convertible. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Backup Withholding and Information Reporting

Information reporting generally will apply to the payment (or deemed payment) of interest and deemed dividends with respect to the notes held by a U.S. holder and dividends on our common stock held by a U.S. holder, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of notes and our common stock held by a U.S. holder, unless, in each case, the U.S. holder is a recipient that is exempt from such information reporting (such as a corporation) and, if requested, the U.S. holder certifies as to that status. Backup withholding generally will apply to such payments (or deemed payments) unless the U.S. holder provides its taxpayer identification number to the withholding agent, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding will generally be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the U.S. holder timely furnishes the required information to the IRS.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following discussion applies only to non-U.S. holders. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note or our common stock received upon conversion of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder.

Interest on the Notes

Subject to the discussion below under “— Backup Withholding and Information Reporting” and “Material U.S. Federal Income Tax Considerations — Foreign Account Tax Compliance Act,” any payment to a non-U.S. holder of interest on the notes will be exempt from U.S. federal income and withholding tax if the non-U.S. holder properly certifies as to its foreign status, as described below, and:

•

such payment is not effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment or fixed base within the United States);

•	such non-U.S. holder does not actually or constructively own for U.S. federal income tax purposes 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•

such non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of the non-U.S. holder’s trade or business; and

•	such non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person,” each within the meaning of the Code.

The exemption from taxation and withholding described above generally applies only if the non-U.S. holder (1) appropriately certifies that it is not a United States person (which certification may be made on a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form)) to the applicable withholding agent or (2) holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest on the notes will be subject to the 30% U.S. federal withholding tax unless the non-U.S. holder provides the applicable withholding agent with a properly completed and executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or other applicable form) providing that interest paid on the notes is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States), in which case such interest will be taxable as discussed below under “— Income or Gain Effectively Connected with a U.S. Trade or Business.”

Distributions on Common Stock and Deemed Distributions

Any distributions made to a non-U.S. holder with respect to our common stock (and any deemed distributions resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes, as described under “— Material U.S. Federal Income Tax Consequences to U.S. Holders — Deemed Distributions” above) that are treated as dividends for U.S. federal income tax purposes (see “— Material U.S. Federal Income Tax Consequences to U.S. Holders — Distributions on Common Stock” above for a discussion on when distributions will be treated as dividends for U.S. federal income tax purposes) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty as to which the non-U.S. holder appropriately claims the benefit. Because a deemed dividend would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including any applicable backup withholding) are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from payments of interest and payments of cash or common stock upon conversion, repurchase or maturity of the notes or sales proceeds received by a non-U.S. holder, or if any withholding taxes (including backup withholding) are paid on behalf of a non-U.S. holder, those amounts may be set off against such payments of cash or common stock received by, or other funds or assets of, such non-U.S. holder. Dividends that are effectively connected with a trade or business conducted by a non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base within the United States) are not subject to the U.S. federal withholding tax described above if the non-U.S. holder meets the certification requirements described below and are taxable as discussed below under “— Income or Gain Effectively Connected with a U.S. Trade or Business.”

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification requirements (generally by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming such benefit). If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such non-U.S. holder may generally obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition of Notes or of Shares of Common Stock

Subject to the discussion below under “— Backup Withholding and Information Reporting” and “Material U.S. Federal Income Tax Considerations — Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of notes or shares of our common stock received upon a conversion of the notes as well as upon the conversion of a note into cash or into a combination of cash and stock (excluding, in each case, amounts attributable to accrued but unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Interest on the Notes”) generally will not be subject to U.S. federal income tax or withholding tax unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base within the United States);

•	such non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the note or common stock, as the case may be.

We believe that we are not, have never been and will not become a USRPHC. If we are or become a USRPHC, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax upon the sale, exchange, retirement, redemption, repurchase or other disposition of the notes or our common stock solely as a result of our status as a USRPHC as long as our common stock is and continues to be regularly traded on an established securities market unless the non-U.S. holder meets certain ownership thresholds with respect to the notes or our common stock. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Non-U.S. holders should consult their tax advisors regarding the application of the USRPHC rules.

A non-U.S. holder described in the first bullet point above will be subject to tax as described in “— Income or Gain Effectively Connected with a U.S. Trade or Business” below. An individual non-U.S. holder described in the second bullet point above will be subject to a flat tax at a rate of 30% (or a lower applicable treaty rate) on the gain recognized on the conversion of the notes or from the sale, exchange or other taxable disposition of the notes or our common stock, which may be offset by U.S. source capital losses, even though such individual is not considered a resident of the United States. For purposes of the immediately preceding sentence, such gains and losses shall be taken into account only if, and to the extent that, they would be recognized and taken into account if such gains and losses were effectively connected with the conduct of a trade or business within the United States (see “— Income or Gain Effectively Connected with a U.S. Trade or Business” below), subject to certain adjustments.

Conversion of Notes

Upon the conversion of the notes into a combination of shares of our common stock and cash, a non-U.S. holder may realize gain or loss under the circumstances described above under “— Material U.S. Federal Income Tax Consequences to U.S. Holders — Conversion of the Notes.” The U.S. federal income tax consequences to a non-U.S. holder of realizing any gain would be as described above under “— Sale, Exchange or Other Taxable Disposition of Notes or of Shares of Common Stock.”

Upon the conversion of the notes solely into cash, the U.S. federal income tax consequences to a non-U.S. holder would be generally as described above under “— Sale, Exchange or Other Taxable Disposition of Notes or of Shares of Common Stock.”

In certain circumstances, a non-U.S. holder whose notes are surrendered for conversion during the period from the close of business on any regular record date to the open of business on the next interest payment date must make a payment equal to the amount of interest payable on the notes so converted. See “Description of Notes — Interest Payments” above. Non-U.S. holders should consult their own tax advisors concerning the appropriate treatment of such payment, including the amount of such payment that is allocable to accrued interest.

Possible Effect of the Change in Conversion Consideration

In certain situations, the notes may become convertible into shares of an acquirer or other property other than our common stock. Depending on the circumstances, (1) such an adjustment could result in a deemed exchange of the notes by a non-U.S. holder subject to the rules described above under “— Sale, Exchange or Other Taxable Disposition of Notes or of Shares of Common Stock” and the modified notes could be treated as newly issued at that time, and (2) such modified notes could be subject to different U.S. federal income tax treatment than the original notes. Non-U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment or exchange and a deemed issuance of modified notes.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes, dividends (including deemed dividends) on our common stock or with respect to the notes or gain from the sale, redemption, conversion, exchange or other taxable disposition of the notes or our common stock is effectively connected with a trade or business conducted by a non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States), then the interest, dividends or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if the non-U.S. holder were a U.S. holder. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base within the United States) also may be subject to a “branch profits tax” (at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty). Even though, absent treaty relief, effectively connected interest or dividends are subject to U.S. federal income tax, and may be subject to the branch profits tax, they are generally not subject to withholding tax if the non-U.S. holder provides to the applicable withholding agent a properly completed and executed IRS Form W-8ECI (or appropriate substitute or successor form) or IRS Form W-8BEN or W-8BEN-E (or appropriate successor form) claiming exemption under an applicable income tax treaty, as applicable, subject to the discussion below under “Material U.S. Federal Income Tax Considerations — Foreign Account Tax Compliance Act.”

Section 871(m)

Section 871(m) of the Code and related Treasury Regulations require withholding at a 30% rate (or lower rate provided under an applicable treaty) on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial transactions (including debt instruments) linked to U.S. equities. To the extent these Treasury Regulations are applicable, withholding may be required even in the absence of any actual dividend related payment made pursuant to the terms of the instrument. For example, an adjustment to the conversion rate to account for a dividend payment could result in a dividend equivalent.

Under IRS administrative guidance, the Treasury Department and IRS have indicated that they intend to revise applicable Treasury Regulations to provide that Section 871(m) will generally not apply to any payment made with respect to any “non-delta-one” transaction issued before January 1, 2019 (subject to certain exceptions). The IRS administrative guidance states that taxpayers may rely on such guidance until amended Treasury Regulations are promulgated. For this purpose, “delta” generally means the ratio of the change in the fair market value of an equity linked instrument to a small change in the fair market value of the number of shares of the underlying security referenced by the equity linked instrument.

Based on our expectation that, as of their issue date, the notes will have a delta of less than one, we do not expect the notes to be subject to withholding under the Section 871(m) rules. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. In certain limited circumstances, it is possible for non-U.S. holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. Non-U.S. holders should consult their own tax advisors concerning these Treasury Regulations, subsequent official guidance and any other possible alternative characterizations of the notes for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

Generally, the amount of interest and deemed dividends with respect to the notes and dividends on our common stock paid (or deemed paid) to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the non-U.S. holder. Copies of these information returns may also be made available to the tax authorities in a country in which the non-U.S.

holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding and certain information reporting with respect to payments (or deemed payments) of interest or deemed dividends with respect to the notes and dividends on our common stock, and (under certain circumstances) the proceeds of a sale or other disposition of the notes or our common stock, unless the U.S. holder certifies to its foreign status or otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person). Backup withholding is not an additional tax. The amount of any backup withholding will generally be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) generally impose withholding at a rate of 30% on interest and dividends (including deemed dividends) on, and the gross proceeds of a sale or taxable disposition (if such sale or taxable disposition occurs after December 31, 2018) of, the notes or our common stock paid (or deemed paid) to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (1) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (2) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners; or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. Under certain circumstances, a beneficial owner of notes or our common stock might be eligible for refunds or credits of such taxes.

Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on the notes and our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ANY POTENTIAL PURCHASER OF THE NOTES IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL (INCLUDING FEDERAL ESTATE TAX AND FEDERAL GIFT TAX), STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, CONVERTING AND DISPOSING OF THE NOTES AND COMMON STOCK RECEIVED UPON CONVERSION, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement by and among Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the underwriters named in the agreement, and us, we have agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name in the table below:

Name	Principal Amount of Notes
Wells Fargo Securities, LLC	$40,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000
Citigroup Global Markets Inc.	9,375,000
Credit Suisse Securities (USA) LLC	9,375,000
Raymond James & Associates, Inc.	9,375,000
ING Financial Markets LLC	4,375,000
Regions Securities LLC	4,375,000
BBVA Securities Inc.	2,500,000
HSBC Securities (USA) Inc.	2,500,000
Capital One Securities, Inc.	2,500,000
Johnson Rice & Company L.L.C.	2,500,000

Total	$125,000,000

Under the terms of the underwriting agreement, the underwriters are committed to purchase this entire amount of notes if any notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true, that there is no material change in the financial markets and that we deliver to the underwriters customary closing documents.

The underwriters propose initially to offer the notes directly to the public at the public offering price set forth on the cover of this prospectus supplement, plus accrued interest from the original issue date of the notes, if any, and to certain dealers at such price less a concession not in excess of 1.35% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. If all of the notes are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms.

The following table shows the per note and total underwriting discount that we will pay to the underwriters.

	Per Note	Total
Public offering price	$1,000.00	$125,000,000
Underwriting discounts and commissions to be paid by us	$22.50	$2,812,500
Proceeds, before expenses, to us	$977.50	$122,187,500

We estimate that the total expenses related to this offering payable by us and not reimbursed, excluding the underwriting discount, will be approximately $960,000. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $20,000.

The notes are a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any stock exchange. We have been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that prices that you receive when you sell will be favorable. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

We, our executive officers and our directors have agreed with the underwriters, for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, not to, (i) directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position”, in each case within the meaning of Section 16 of the Exchange Act, with respect to any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, or (iii) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether or not such transaction is to be settled by delivery of securities, cash or other consideration, each without the prior written consent of Wells Fargo Securities, LLC Incorporated. However, Wells Fargo Securities, LLC may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. When determining whether to release securities from the lock-up agreements, Wells Fargo Securities, LLC may consider, among other factors, market conditions at the time, the number of securities for which the release is requested and the stockholder’s reasons for requesting the release.

Notwithstanding the above, we will not be prohibited from issuing shares of our common stock upon conversion of the notes offered hereby or from (A) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (B) the exercise of currently outstanding options or the vesting of restricted stock or restricted stock units outstanding on the date hereof; (C) the exercise of currently outstanding warrants; and (D) grants of employee or director options or restricted stock under, or the issuance and sale of shares pursuant to, employee or director equity-based plans in effect on the date hereof, each as described in this prospectus supplement or the documents incorporated by reference herein.

Until the distribution of the notes is completed, SEC rules may limit the underwriters from bidding for and purchasing the notes or our common stock. However, the underwriters may engage in transactions that stabilize the price of the notes or our common stock, such as bids or purchases of notes or shares of our common stock in the open market while this offering is in progress to peg, fix or maintain that price. These transactions also may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. “Covered” short sales are made in an amount not greater than the underwriters’ over-allotment option. The underwriters may reduce that short position by purchasing notes in the open market or by exercising all or part of the over-allotment option described above. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the notes or our common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist on the open market in the absence of these transactions. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

The underwriters and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their respective affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received, and may continue to receive, customary fees and commissions. In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters are lenders under our credit facilities. Because affiliates of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Financial Markets LLC and Regions Securities LLC are lenders under our term loan and each will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our term loan, each of these underwriters is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Raymond James & Associates, Inc. has agreed to act as a qualified independent underwriter for this offering. Raymond James & Associates, Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Raymond James & Associates, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Pursuant to Rule 5121, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Financial Markets LLC or Regions Securities LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including the accompanying prospects and any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (“EEA”), no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to above shall result in a requirement for the Company or the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes will be deemed to have represented, warranted, acknowledged and agreed to and with the Representatives and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any notes acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where notes have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means

Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

We may constitute a “collective investment scheme” as defined by section 235 of the Financial Services and Markets Act 2000 (“FSMA”) that is not a “recognized collective investment scheme” for the purposes of

FSMA (“CIS”) and that has not been authorized or otherwise approved. As an unregulated scheme, it cannot be marketed in the United Kingdom to the general public, except in accordance with FSMA. This prospectus supplement is only being distributed in the United Kingdom to, and is only directed at:

(1)	if we are a CIS and are marketed by a person who is an authorized person under FSMA, (a) investment professionals falling within Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) Order 2001, as amended (the “CIS Promotion Order”) or (b) high net worth companies and other persons falling within Article 22(2)(a) to (d) of the CIS Promotion Order; or

(2)	otherwise, if marketed by a person who is not an authorized person under FSMA, (a) persons who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”) or (b) Article 49(2)(a) to (d) of the Financial Promotion Order; and

(3)	in both cases (1) and (2) to any other person to whom it may otherwise lawfully be made (all such persons together being referred to as “relevant persons”).

The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement will only be communicated or caused to be communicated in circumstances in which Section 21(1) of FSMA does not apply to us and each underwriter has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

Each copy of this prospectus supplement is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties.

The distribution of shares or units in foreign collective investment schemes in or from Switzerland are subject to the Collective Investment Schemes Act of June 23, 2006, as amended from time to time (the “CISA”). Art. 3 CISA defines the term “distribution” as any offer of, or advertisement for, collective investment schemes that is not exclusively directed towards supervised financial intermediaries as per art. 10 para. 3 lit. (a) CISA and supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and qualifies certain other activities as not being “distributions.” The distribution of shares or units in foreign collective investment schemes in or from Switzerland to non-qualified investors is subject to authorization by the Swiss Financial Market Supervisory Authority (the “FINMA”) and certain other requirements. Shares or units in a foreign collective investment scheme may be distributed in Switzerland to unregulated qualified investors without such authorization by the FINMA, provided that certain other requirements are met, in particular, that a representative and a paying agent was appointed in Switzerland for the shares or units distributed in Switzerland.

The Company qualifies as a foreign collective investment scheme for the purposes of the CISA. The distribution of the notes to non-qualified investors has not been approved by the FINMA, and no representative or payment agent was appointed by the Company in Switzerland. Any offering of the notes, and any other form of solicitation of investors in relation to the Company (including by way of circulation of offering materials or information, including this prospectus supplement) in Switzerland, shall be made or directed only (i) towards supervised financial intermediaries such as banks, securities dealers, fund management companies, asset managers of collective investment schemes and central banks as per art. 10 para. 3 lit. (a) CISA, (ii) towards supervised insurance companies as per art. 10 para. 3 lit. (b) CISA and/or (iii) otherwise in a way not qualifying as a “distribution” as per art. 3 CISA, all pursuant to the prerequisites laid out in the CISA and its implementing ordinances as well as any applicable FINMA guidelines and practice, including, in particular, FINMA Circular 2013/9 dated August 28, 2013, as amended from time to time. Failure to comply with the above-mentioned requirements may constitute a breach of the CISA.

Notice to Prospective Investors in the Netherlands

The notes may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any shares of our common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares of our common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer to the public within the meaning thereof. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”)and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)	a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Our counsel, Baker Botts L.L.P., Houston, Texas, will pass upon certain legal matters for us in connection with the offering of the notes. Maslon LLP, Minneapolis, Minnesota, will pass upon matters governed by Minnesota law. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries at December 31, 2015, and for the year ended December 31, 2015, appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Deloitte & Touche LLP given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

HELIX ENERGY SOLUTIONS GROUP, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings: (1) common stock, no par value; (2) preferred stock, $.01 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock; (3) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (4) warrants to purchase our debt securities, preferred stock and common stock, which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and (5) units that include any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “HLX.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 1 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.” If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to

i

the registration statement of which this prospectus is a part because that representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in that agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

As used in this prospectus, “we,” “us,” “our,” and “Helix” means Helix Energy Solutions Group, Inc. and, where the context requires, includes our operating subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.HelixESG.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 11 Wall Street-22nd Floor, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 22, 2016, for the quarter ended June 30, 2016, filed with the SEC on July 22, 2016 and for the quarter ended September 30, 2016, filed with the SEC on October 21, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, April 25, 2016, May 12, 2016, May 26, 2016, June 3, 2016, and August 11, 2016;

•	the portions of our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 12, 2016 that are deemed “filed” with the SEC under the Exchange Act, filed on March 28, 2016; and

•	the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North,

Suite 400

Houston, TX 77043

(281) 618-0400

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•	statements regarding the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q7000 vessel and the construction of the Siem Helix 2 to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements regarding our ability to retain key members of our senior management and key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•	unexpected delays in the delivery or chartering or customer acceptance of new vessels for our well intervention and robotics fleet, including the Q7000, the Grand Canyon III, and the Siem Helix 1 and the Siem Helix 2 to be used to perform contracted well intervention work offshore Brazil;

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the impact of the vote in the U.K. to exit the European Union on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those described in Item 1A. “Risk Factors” in our 2015 Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made and, other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

HELIX ENERGY SOLUTIONS GROUP, INC.

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. We are an international offshore energy company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe that focusing on these services will deliver favorable long-term financial returns. From time to time, we make strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions. We seek to provide services and methodologies that we believe are critical to maximizing production economics. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and are expanding our operations offshore Brazil. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “HLX.”

Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 and our telephone number is (281) 618-0400. We maintain a website at http://www.HelixESG.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement, and you should rely only on the information contained in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement when making a decision whether to invest in our securities.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risks emerge from time to time, and it is not possible for us to predict all risks. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount and an estimate of the interest within rental expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to combined fixed charges and preferred dividends, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense. “Preferred dividends” represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of the material terms of our capital stock contained in our articles of incorporation is only a summary. You should read it together with our articles of incorporation and our bylaws, each as amended to date, which have been filed with SEC and included as exhibits to documents that are incorporated by reference into this prospectus. You should also read the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, which is incorporated by reference into this prospectus.

Common Stock

Our articles of incorporation authorizes the issuance of up to 240,000,000 shares of common stock, no par value. As of October 19, 2016, there were 120,551,780 shares of common stock issued and outstanding. We do not have any shares of common stock held in treasury. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	preferential rights to receive dividends, if any

•	the preference rights to assets upon liquidation, if any;

•	the rights of conversion into common stock or other securities, if any;

•	any redemption or sinking fund provisions;

•	the voting rights, if any; and

•	the terms of any other preferences, limitations or relative rights, if any, applicable.

The preferred stock, when issued, will be fully paid and nonassessable.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Helix Energy Solutions Group, Inc. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	any conversion or exchange features;

•	if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•	if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•	whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent, which we refer to as the Warrant Agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, preferred stock, common stock or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	in any other matter permitted by law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the New York Stock Exchange or another national stock exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters relating to Minnesota law will be passed upon for us by Maslon LLP.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owns a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

$125,000,000

4.125% Convertible Senior Notes due 2023

PROSPECTUS

SUPPLEMENT

Wells Fargo Securities

BofA Merrill Lynch

Citigroup

Credit Suisse

Raymond James

ING

Regions Securities LLC

BBVA

HSBC

Capital One Securities

Johnson Rice & Company L.L.C.

March 13, 2018